Exhibit 4.3

DATED 1 JULY 2024

SCANCELL HOLDINGS PLC

AND

THE HOLDERS OF THE NIL RATE

UNSECURED CONVERTIBLE LOAN NOTES

2025 AND THE 3% UNSECURED CONVERTIBLE

LOAN NOTES 2025 LISTED HEREIN

AGREEMENT REGARDING AMENDMENT OF

LOAN NOTE INSTRUMENTS AND PARTIAL REDEMPTION OF LOAN NOTES

COOLEY (UK) LLP, 22 BISHOPSGATE, LONDON EC2N 4BQ, UK

T: +44 (0) 20 7583 4055 F: +44 (0) 20 7785 9355 WWW.COOLEY.COM

CONTENTS

Clause	Page

1.	DEFINITIONS	1

2.	AMENDMENT OF THE LOAN NOTE INSTRUMENTS	2

3.	CONSENT TO PARTIAL REDEMPTION	2

4.	DEFERRAL OF ACCRUED INTEREST ON THE NOVEMBER 2020 LOAN NOTES AND PAYMENT ON REDEMPTION DATE	3

5.	GOVERNING LAW	3

6.	JURISDICTION	3

7.	THIRD PARTY RIGHTS	3

SCHEDULE: DETAILS OF REDEMPTIONS AND CAPITALISATION OF INTEREST PAYMENTS		6

APPENDIX 1:		7

APPENDIX 2:		15

APPENDIX 3:		37

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THIS DEED is made on 1 July 2024

BETWEEN:

(1)           SCANCELL HOLDINGS PLC (incorporated and registered in England and Wales under company registration number 06564638), the registered office of which is at Bellhouse Building, Sanders Road, Oxford Science Park, Oxford OX4 4GD, United Kingdom (the “Company”); and

(2)          REDCO I, L.P., REDMILE BIOPHARMA INVESTMENTS II, L.P., REDMILE CAPITAL OFFSHORE FUND (ERISA), LTD., REDMILE CAPITAL OFFSHORE II MASTER FUND, LTD., REDMILE STRATEGIC MASTER FUND, LP and REDMILE CAPITAL OFFSHORE II MASTER FUND, LTD – STRAT each c/o Redmile Group, LLC, One Letterman Drive, Suite D3-300, San Francisco, CA 94129 (the “Noteholders”).

WHEREAS:

(A)          The Noteholders are all of the holders of the outstanding August 2020 Loan Notes and the November 2020 Loan Notes.

(B)          The Parties have agreed to make certain amendments to the terms of the August 2020 Loan Notes and the November 2020 Loan Notes. Copies of the August 2020 Loan Note Instrument and the November 2020 Loan Note Instrument reflecting these amendments (as well as the amendments made pursuant to the 2021 Deed of Amendment, where relevant) are set out in Appendix 2 and Appendix 3, respectively, to this Deed.

(C)          Following the making of these amendments to the November 2020 Loan Note Instrument, the Company has agreed to give its consent to a partial redemption of £450,000.00 (in aggregate) of principal amount of the November 2020 Loan Notes held by Redco I, L.P., Redmile Capital Offshore Fund (ERISA), Ltd., and Redmile Strategic Master Fund, LP in the proportions set out in clause 3.1 of this Deed.

THIS DEED WITNESSES AS FOLLOWS:

1.	DEFINITIONS

In this Deed, unless the context otherwise requires, the following words and expressions shall have the meanings set out below:

“2021 Deed of Amendment” means the deed of amendment to the Loan Note Instruments dated 27 October 2021;

“August 2020 Loan Notes” means the Nil Rate Unsecured Convertible Loan Notes 2025 of the Company with an aggregate value of £6 million constituted by the August 2020 Loan Note Instrument;

“August 2020 Loan Note Instrument” means the deed constituting the August 2020 Loan Notes dated 12 August 2020, as amended by the 2021 Deed of Amendment;

“Deed of Amendment” means the deed of amendment of the Loan Note Instruments, the form of which is set out in Appendix 1;

1

“Deed” means this deed;

“Loan Notes” means the August 2020 Loan Notes and the November 2020 Loan Notes;

“Loan Note Instruments” means the August 2020 Loan Note Instrument and the November 2020 Loan Note Instrument;

“Noteholders” means the registered holders of the August 2020 Loan Notes and the November 2020 Loan Notes;

“November 2020 Loan Notes” means the 3% Unsecured Convertible Loan Notes 2025 of the Company with an aggregate value of £17,900,748 constituted by the November 2020 Loan Note Instrument; and

“November 2020 Loan Note Instrument” means the deed constituting the November 2020 Loan Notes dated 10 November 2020, as amended by the 2021 Deed of Amendment.

2.	AMENDMENT OF THE LOAN NOTE INSTRUMENTS

2.1.	The Company and the Noteholders agree to amend the August 2020 Loan Note Instrument and the November 2020 Loan Note Instrument in accordance with the terms of the Deed of Amendment, to be duly executed by the Company immediately following execution of this Deed.

2.2.	The Noteholders executing this Deed shall constitute Qualifying Noteholder Consent as defined in: (i) the August 2020 Loan Note Instrument, to the amendments to the August 2020 Loan Note Instrument set out in the Deed of Amendment and (ii) the November 2020 Loan Note Instrument, to the amendments to the November 2020 Loan Note Instrument set out in the Deed of Amendment.

3.	CONSENT TO PARTIAL REDEMPTION

3.1.	Subject to the amendment of Condition 3.1 in Schedule 3 to the November 2020 Loan Note Instrument by the Company executing the Deed of Amendment, immediately following execution of this Deed, for the purposes of such Condition 3.1 (as amended) the Company and the Noteholders hereby agree to the redemption of £450,000.00 in principal amount of the November 2020 Loan Notes by the Company on the date of this Deed or as soon as reasonably practicable following receipt of the certificates representing the relevant Loan Notes pursuant to clause 3.3 below, if the certificates are not delivered on the date of this Deed, in the following amounts:

(a)	£142,955.17 by RedCo I, L.P.;

(b)	£224,200.00 by Redmile Capital Offshore Fund (ERISA), Ltd.; and

(c)	£82,844.83 by Redmile Strategic Master Fund, LP;

together, the “Redeeming Noteholders”. The remaining holdings of November 2020 Loan Notes by the Redeeming Noteholders after this redemption will be as set out in the Schedule in the column headed “Principal amount of November 2020 Loan Notes held following the redemption pursuant to clause 3 of this Deed”.

2

3.2.	Execution of this Deed and the Deed of Amendment by the Redeeming Noteholders shall constitute a request from the Redeeming Noteholders to the Company to redeem the relevant November 2020 Loan Notes in the amounts and on the date set out in clause 3.1 above.

3.3.	In accordance with Condition 3.2 to the November 2020 Loan Note Instrument, the Redeeming Noteholders shall, on or as soon as reasonably practicable following the date of this Deed, deliver up the certificates representing such Loan Notes to the Company or as it shall direct. The Company shall not be required to complete the redemptions set out in clause 3.1 unless and until such Loan Note certificates have been received.

3.4.	Following the completion of the redemptions set out in clause 3.1, the Company shall issue to each of the Redeeming Noteholders a new Loan Note certificate reflecting the redemptions.

4.	DEFERRAL OF ACCRUED INTEREST ON THE NOVEMBER 2020 LOAN NOTES AND PAYMENT ON REDEMPTION DATE

Provided that the Company does not elect for a Share Settlement (as defined and provided for in Condition 2.5 in Schedule 3 to the November 2020 Loan Note Instrument) in respect of a particular Interest Payment (as defined in the November 2020 Loan Note Instrument), following the amendment of Condition 2.2 in Schedule 3 to the November 2020 Loan Note Instrument, each Interest Payment shall be deferred and accrued as set out in the Schedule under the headings “Interest for Period (11 November 2023 to 10 November 2024)”, “Interest for Period (11 November 2024 to 10 November 2025)”, Interest for Period (11 November 2025 to 10 November 2026)” and “Interest for Period (11 November 2026 to 10 November 2027)”, respectively, and paid by the Company to the relevant Noteholders on the Redemption Date in the proportions set out in the Schedule under the heading “Total Accrued Interest (11 November 2023 to 10 November 2027)”.

5.	GOVERNING LAW

This Deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the laws of England and Wales.

6.	JURISDICTION

The Company and all Noteholders irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Deed or its subject matter or formation.

7.	THIRD PARTY RIGHTS

A person who is not party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of, or enjoy any benefit under, this Deed.

3

Executed as a deed and delivered	)
by SCANCELL HOLDINGS PLC	)

Acting by	[s] [Illegible]
Director

In the presence of	/s/ Ed Howard
Witness Ed Howard

	Address:	[***]

	Occupation:	Chartered Axxountant

4

Executed as a deed and delivered
by RedCo I, L.P.
By: RedCo I (GP), LLC, its general partner

By:	/s/ Joshua Garcia
Name: Joshua Garcia
Title: Authorized Signatory

Executed as a deed and delivered
by Redmile Biopharma Investments II, L.P.
By: Redmile Biopharma Investments II (GP), LLC, its
general partner

By:	/s/ Joshua Garcia
Name: Joshua Garcia
Title: Authorized Signatory

Executed as a deed and delivered
by Redmile Capital Offshore Fund (ERISA), Ltd.
By: Redmile Group, LLC, its investment manager

By:	/s/ Joshua Garcia
Name: Joshua Garcia
Title: Authorized Signatory

Executed as a deed and delivered
by Redmile Capital Offshore II Master Fund, Ltd.
By: Redmile Group, LLC, its investment manager

By:	/s/ Joshua Garcia
Name: Joshua Garcia
Title: Authorized Signatory

Executed as a deed and delivered
by Redmile Strategic Master Fund, LP
By: Redmile Group, LLC, its investment manager

By:	/s/ Joshua Garcia
Name: Joshua Garcia
Title: Authorized Signatory

Executed as a deed and delivered
by Redmile Capital Offshore II Master Fund, Ltd – STRAT
By: Redmile Group, LLC, its investment manager

By:	/s/ Joshua Garcia
Name: Joshua Garcia
Title: Authorized Signatory

THE SCHEDULE: DETAILS OF REDEMPTIONS, PRINCIPAL AMOUNTS AND ACCRUED INTEREST PAYMENTS

Name of Noteholder	Principal amount of November 2020 Loan Notes held as at the date of this Deed (£)	Redemption on 5 July 2024	Principal amount of November 2020 Loan Notes held following the redemption pursuant to clause 3 of this Deed (£)	Principal amount at 10 November 2024	Principal amount at 10 November 2025	Principal amount at 10 November 2026	Principal amount at 10 November 2027
RedCo I, LP	3,075,257.00	-142,955.17	2,932,301.83	2,932,301.83	2,932,301.83	2,932,301.83	2,932,301.83
Redmile Capital Offshore Fund (ERISA)	224,200.00	-224,200.00	0.00	0.00	0.00	0.00	0.00
Redmile Capital Offshore II Master Fund, Ltd	127,391.00	0.00	127,391.00	127,391.00	127,391.00	127,391.00	127,391.00
Redmile Strategic Master Fund, LP	9,519,317.00	-82,844.83	9,436,472.17	9,436,472.17	9,436,472.17	9,436,472.17	9,436,472.17
Redmile Capital Offshore II Master Fund, Ltd - STRAT	4,954,583.00	0.00	4,954,583.00	4,954,583.00	4,954,583.00	4,954,583.00	4,954,583.00
	17,900,748.00	-450,000.00	17,450,748.00	17,450,748.00	17,450,748.00	17,450,748.00	17,450,748.00

Name of Noteholder	Interest for Period to Partial Redemption (11 November 2023 to 5 July 2024)	Interest for Period (excluding redemption amount) (11 November 2023 to 10 November 2024)	Interest for Period (11 November 2024 to 10 November 2025)	Interest for Period (11 November 2025 to 10 November 2026)	Interest for Period (11 November 2026 to 10 November 2027)	Total Accrued Interest (11 November 2023 to 10 November 2027)
RedCo I, LP	2,784.69	87,969.05	87,969.05	87,969.05	87,969.05	351,876.22
Redmile Capital Offshore Fund (ERISA)	4,367.29	0.00	0.00	0.00	0.00	0.00
Redmile Capital Offshore II Master Fund, Ltd	0.00	3,821.73	3,821.73	3,821.73	3,821.73	15,286.92
Redmile Strategic Master Fund, LP	1,613.77	283,094.17	283,094.17	283,094.17	283,094.17	1,132,376.66
Redmile Capital Offshore II Master Fund, Ltd - STRAT	0.00	148,637.49	148,637.49	148,637.49	148,637.49	594,549.96
	8,765.75	523,522.44	523,522.44	523,522.44	523,522.44	2,094,089.76

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APPENDIX 1

FORM OF DEED OF AMENDMENT

DATED _________________ 2024

SCANCELL HOLDINGS PLC

DEED OF AMENDMENT OF

DEED CONSTITUTING NIL RATE UNSECURED

CONVERTIBLE LOAN NOTES 2025 DATED 12 AUGUST 2020

AND

DEED CONSTITUTING 3% UNSECURED CONVERTIBLE

LOAN NOTES 2025 DATED 10 NOVEMBER 2020

Cooley (UK) LLP, 22 BISHOPSGATE, London EC2N 4BQ, UK

T: +44 (0) 20 7583 4055 F: +44 (0) 20 7785 9355 www.cooley.com

CONTENTS

Clause	Page

1.	DEFINITIONS	1

2.	THE LOAN NOTE INSTRUMENTS	2

3.	AMENDMENT OF THE LOAN NOTE INSTRUMENTS	2

4.	ISSUE OF NEW LOAN NOTE CERTIFICATES	4

5.	GOVERNING LAW	4

6.	JURISDICTION	5

7.	THIRD PARTY RIGHTS	5

THIS DEED is made on 2024

BY:

SCANCELL HOLDINGS PLC (incorporated and registered in England and Wales under company registration number 06564638), the registered office of which is at Bellhouse Building, Sanders Road, Oxford Science Park, Oxford OX4 4GD, United Kingdom (the “Company”).

WHEREAS:

(A)          Pursuant to a resolution of its board of directors passed on 11 August 2020, the Company authorised the creation and issuance of £6 million of the August 2020 Loan Notes under the August 2020 Loan Note Instrument.

(B)           Pursuant to a resolution of a committee of its board of directors passed on 5 November 2020, the Company authorised the creation and issuance of £17,900,748 of the November 2020 Loan Notes

(C)           Pursuant to the 2021 Deed of Amendment, the Company amended the terms of the Loan Note Instruments.

(D)          Pursuant to Condition 8 set out in Schedule 3 to each of the August 2020 Loan Note Instrument and the November 2020 Loan Note Instrument, Qualifying Noteholder Consent (as defined in each of the August 2020 Loan Note Instrument and the November 2020 Loan Note Instrument) has been given to the amendments set out in this Deed pursuant to an agreement between the Company and the Noteholders dated ________________ 2024.

(E)           The Company now wishes to amend certain provisions of the August 2020 Loan Note Instrument and the November 2020 Loan Note Instrument as set out in this Deed.

THIS DEED WITNESSES AS FOLLOWS:

1.	DEFINITIONS

In this Deed, unless the context otherwise requires, the following words and expressions shall have the meanings set out below:

“2021 Deed of Amendment” means the deed of amendment to the Loan Note Instruments dated 27 October 2021;

“August 2020 Loan Notes” means the Nil Rate Unsecured Convertible Loan Notes 2025 of the Company with an aggregate value of £6 million constituted by the August 2020 Loan Note Instrument;

“August 2020 Loan Note Instrument” means the deed constituting the August 2020 Loan Notes dated 12 August 2020, as amended by the 2021 Deed of Amendment;

“Business Day” means any day on which the banks are open for business in London (excluding Saturdays, Sundays and public holidays);

“Deed” means this deed;

1

“Loan Notes” means the August 2020 Loan Notes and the November 2020 Loan Notes;

“Loan Note Instruments” means the August 2020 Loan Note Instrument and the November 2020 Loan Note Instrument;

“Noteholders” means the registered holders of the August 2020 Loan Notes and the November 2020 Loan Notes;

“November 2020 Loan Notes” means the 3% Unsecured Convertible Loan Notes 2025 of the Company with an aggregate value of £17,900,748 constituted by the November 2020 Loan Note Instrument; and

“November 2020 Loan Note Instrument” means the deed constituting the November 2020 Loan Notes dated 10 November 2020, as amended by the 2021 Deed of Amendment.

2.	THE LOAN NOTE INSTRUMENTS

2.1.	This Deed is supplemental to and amends the Loan Note Instruments.

2.2.	Save as amended by this Deed, the Loan Note Instruments shall continue in full force and effect.

2.3.	To the extent that there is any conflict between the provisions of the Loan Note Instrument and this Deed, the provisions of this Deed shall prevail.

3.	AMENDMENT OF THE LOAN NOTE INSTRUMENTS

3.1.	The August 2020 Loan Note Instrument shall be amended as follows:

(a)	The definition of “Loan Notes” shall be replaced with the following:

“Loan Notes” means the Nil Rate Unsecured Convertible Loan Notes 2027 of the Company with an aggregate value of £6 million constituted by this Deed;

(b)	The definition of “Redemption Date” shall be replaced with the following:

“Redemption Date” means 12 August 2027 (or, if such day is not a Business Day, the next succeeding Business Day) or such earlier date as may be deemed to be a Redemption Date upon the election by a Noteholder in accordance with condition 11.2 set out in Schedule 3; and

(c)	All references to “Nil Rate Unsecured Convertible Loan Notes 2025” shall be amended to “Nil Rate Unsecured Convertible Loan Notes 2027”.

(d)	Condition 3.1 (Repayment and Redemption) in Schedule 3 shall be replaced with the following:

Unless previously repaid or redeemed by the Company and cancelled or converted into Ordinary Shares in accordance with Condition 9 and subject to the delivery of the certificate(s) representing Loan Notes in accordance with paragraph 3.2 of this Schedule 3, the Loan Notes will be redeemed in full by repayment of the principal amount by the Company on the Redemption Date (or may be redeemed in whole or in part prior to the Redemption Date where the Company and the Noteholders have agreed in writing to such full or partial redemption) (subject to any deduction or withholding required by law in respect of any tax).

2

3.2.	The November 2020 Loan Note Instrument shall be amended as follows:

(a)	The definition of “2025 Nil Rate Loan Notes” shall be replaced with the following:

“2027 Nil Rate Loan Notes” means the Nil Rate Unsecured Convertible Loan Notes 2027 constituted by a deed executed by the Company on 12 August 2020;

(b)	The definition of “Loan Notes” shall be replaced with the following:

“Loan Notes” means the 3% Unsecured Convertible Loan Notes 2027 of the Company with an aggregate value of £17,900,748 constituted by this Deed;

(c)	The definition of “Redemption Date” shall be replaced with the following:

“Redemption Date” means 10 November 2027 (or, if such day is not a Business Day, the next succeeding Business Day) or such earlier date as may be deemed to be a Redemption Date upon the election by a Noteholder in accordance with Condition 11.2 set out in Schedule 3;

(d)	Condition 2.2 (Interest) in Schedule 3 shall be replaced with the following:

Interest shall accrue in respect of each Interest Period (less any tax required by law to be deducted or withheld from such amount, including by way of retention or non-issue of Ordinary Shares in accordance with Condition 2.7 below) to the persons who were registered as Noteholders at the close of business on the date immediately prior to the relevant Interest Payment Date on the principal amount of the Loan Notes then outstanding in arrears on each Interest Payment Date for the Interest Period ending on that Interest Payment Date (an “Interest Payment”). On each Interest Payment Date, provided that a Share Settlement has not been elected for by the Company pursuant to Condition 2.5 below, an amount equal to the amount of interest due on that Interest Payment Date shall be deferred and accrued until the Redemption Date and the Company shall have no obligation to make any payment in cash or through a Share Settlement in respect of such amount of interest on such Interest Payment Date. Each Interest Payment that has not been settled by a Share Settlement shall become due and payable by the Company to the Noteholders on the Redemption Date.

(e)	Condition 2.5 (Interest) in Schedule 3 shall be replaced with the following:

The Company may, at its election, choose to settle an Interest Payment by the allotment and issue of new Ordinary Shares (a “Share Settlement”), save that the Company shall not be entitled to make such an election without first having obtained prior Qualifying Noteholder Consent if, and to the extent that, any Share Settlement would, if completed, result in the Noteholders holding shares carrying 30% or more of the voting rights of the Company. For the avoidance of doubt, where the Company elects for a Share Settlement in accordance with this Condition 2.5, no amount corresponding to an Interest Payment settled by Share Settlement in accordance with this Condition 2.5 shall be payable on the Redemption Date in accordance with Condition 2.2 in respect of the Interest Period ending on the relevant Interest Payment Date.

3

(f)	Condition 3.1 (Repayment and redemption) in Schedule 3 shall be replaced with the following:

Unless previously repaid or redeemed by the Company and cancelled or converted into Ordinary Shares in accordance with Condition 9, 11 and/or 12 and subject to the delivery of the certificate(s) representing Loan Notes in accordance with paragraph 3.2 of this Schedule 3, the Loan Notes will be redeemed in full by repayment of the principal amount together with any accrued but unpaid interest by the Company on the Redemption Date (or may be redeemed in whole or in part prior to the Redemption Date where the Company and the Noteholders have agreed in writing to such full or partial redemption) (subject to any deduction or withholding required by law in respect of any tax).

(g)	Condition 9.1 (Conversion) in Schedule 3 shall be replaced with the following:

Provided they have not been repaid or redeemed, the Loan Notes held by Noteholders are convertible in whole or in part (provided that any partial conversion shall be for Loan Notes with a principal amount of at least £100) at the election of a Noteholder into Ordinary Shares. Conversion is subject to a Noteholder completing and depositing with the Company at its registered office a duly completed notice of conversion (a “Conversion Notice”) in the form endorsed on the Certificate together with the certificate relating to the Loan Notes to be converted at least 10 Business Days prior to the Conversion Date specified in the Conversion Notice (which shall be at least 10 Business Days after the date of the Conversion Notice).

(h)	All references to “2025 Nil Rate Loan Notes” shall be amended to “2027 Nil Rate Loan Notes”; and

(i)	All references to “3% Unsecured Convertible Loan Notes 2025” shall be amended to “3% Unsecured Convertible Loan Notes 2027”.

4.	ISSUE OF NEW LOAN NOTE CERTIFICATES

The Company shall procure that within 10 Business Days of the date of this Deed, subject to receipt by the Company of the existing Loan Note certificates from the Noteholders, new certificates for the Loan Notes reflecting the changes in this Deed shall be prepared and distributed to the Noteholders.

5.	GOVERNING LAW

This Deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the laws of England and Wales.

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6.	JURISDICTION

The Company and all Noteholders irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Deed or its subject matter or formation.

7.	THIRD PARTY RIGHTS

7.1.	Save as provided in clause 7.2, a person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of, or enjoy any benefit under, this Deed.

7.2.	This Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by each Noteholder.

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EXECUTED as a deed and delivered by the Company on the date of this Deed.

Executed as a deed and delivered	)
by SCANCELL HOLDINGS PLC	)

Acting by
Director

In the presence of
Witness

APPENDIX 2

DATED 12 AUGUST 2020

SCANCELL HOLDINGS PLC

DEED

CONSTITUTING NIL RATE

UNSECURED CONVERTIBLE LOAN

NOTES 2027

COOLEY (UK) LLP, 22 BISHOPSGATE, LONDON EC2N 4BQ, UK

T: +44 (0) 20 7583 4055 F: +44 (0) 20 7785 9355 WWW.COOLEY.COM

CONTENTS

Clause	Page

1.	Definitions	1

2.	Interpretation	3

3.	Issue, form and status	5

4.	Use of Proceeds	5

5.	Interest	5

6.	Redemption and repayment	5

7.	Payments	5

8.	Enforcement	6

9.	Certificates and Register	6

10.	No transfer	7

11.	Notice to Noteholders	7

12.	Replacement of certificates	7

13.	Notices	7

14.	Conversion	9

15.	Dealings	9

16.	Inspection	9

17.	Endorsement	9

18.	Third party rights	9

19.	Governing law	9

Schedule 1 Form of Loan Note certificate		11

Schedule 2 Notice of Conversion		12

Schedule 3 Conditions		13

THIS DEED is made on 12 August 2020

BY:

(1)           SCANCELL HOLDINGS PLC (incorporated and registered in England and Wales under company registration number 06564638), the registered office of which is at Bellhouse Building Sanders Road, Oxford Science Park, Oxford OX4 4GD, United Kingdom (the “Company”).

WHEREAS:

(A)          On or around the date of this Deed, the Company expects to complete:

(a)	a placing of new ordinary shares of nominal value 0.1 pence each in the capital of the Company (“Ordinary Shares”) (the “Placing”), raising approximately £2 million, before expenses;

(b)	a subscription of new Ordinary Shares by certain funds managed by Redmile Group, LLC (such funds referred to as “Redmile”) (the “Subscription”), raising £5 million from Redmile, before expenses;

(c)	an open offer to certain qualifying Shareholders (defined below) of the Company (the “Open Offer”) of new Ordinary Shares, raising up to further £2 million, before expenses; and

(d)	a financing by way of issue of Loan Notes (defined below), raising £5 million from Redmile and £1 million from Vulpes Life Sciences Fund (“Vulpes”), in each case before expenses (together with the Placing, the Subscription and the Open Offer, the “Capital Raise”).

(B)           The Company has resolved, pursuant to a resolution of its Board passed on 11 August 2020 to create the Loan Notes.

(C)           The net proceeds of the Capital Raise, in addition to the Company’s existing cash resources and anticipated tax credits, will be used to:

(a)	strengthen the Company’s balance sheet to support potential partnering discussions for the Company’s antibody technology;

(b)	support clinical trials for Modi-1 Phase 1/2 and SCIB1 Phase 2; and

(c)	continue initial COVID-19 vaccine development until UK grant funding or third-party license.

(D)           The Company has determined to constitute the Loan Notes in the manner and subject to the Conditions set out in this Deed.

IT IS AGREED:

1.	Definitions

In this Deed, unless the context requires otherwise:

1

“AIM” means the market of that name operated by the London Stock Exchange;

“Board” means the board of Directors or a duly authorised committee thereof;

“Business Day” means any day on which the banks are open for business in London (excluding Saturdays, Sundays and public holidays);

“Capital Raise” has the meaning given in recital (A);

“CA 2006” means the United Kingdom Companies Act 2006;

“Conditions” means the conditions of the Loan Notes to be endorsed on each Loan Note set out in Schedule 3 (as modified from time to time in accordance with Schedule 3);

“Conversion Event” has the meaning given to it in Condition 11.1;

“Conversion Notice” has the meaning given to it in Condition 9.1;

“Conversion Rate” has the meaning given to it in Condition 9.2;

“CREST” means the system enabling title to securities to be evidenced and transferred in dematerialised form operated by Euroclear UK & Ireland;

“Directors” means all of the directors of the Company from time to time;

“General Meeting” means the general meeting of Shareholders of the Company held on 11 August 2020;

“Indebtedness” means the aggregate outstanding and unconverted principal amount for the time being payable in respect of the Loan Notes (less tax where deduction of tax is required by law in respect of those Loan Notes);

“Loan Notes” means the Nil Rate Unsecured Convertible Loan Notes 2027 of the Company with an aggregate value of £6 million constituted by this Deed;

“London Stock Exchange” means London Stock Exchange plc;

“Mandatory Bid” means a requirement to make an offer for all of the Ordinary Shares pursuant to the provisions of Rule 9 the Takeover Code (or such rule succeeding to such Rule 9);

“Noteholder” means the person at the relevant time entered in the Register as a holder of any Loan Notes;

“Open Offer” has the meaning given in recital (A);

“Ordinary Shares” has the meaning given in recital (A);

“Placing” has the meaning given in recital (A);

“£” or “pounds sterling” means the lawful currency of the United Kingdom;

2

“Qualifying Noteholder Consent” means the written consent of Noteholders holding, in aggregate, not less than 75% in value of the Loan Notes;

“Redemption Date” means 12 August 2027 (or, if such day is not a Business Day, the next succeeding Business Day) or such earlier date as may be deemed to be a Redemption Date upon the election by a Noteholder in accordance with Condition 11.2 set out in Schedule 3;

“Redmile” has the meaning given in recital (A);

“Redmile Affiliate” has the meaning given in Condition 5.4;

“Register” means the register of Noteholders maintained by or on behalf of the Company pursuant to this Deed;

“Shareholders” means holders of Ordinary Shares whose names appear on the Company’s register of members;

“Subscription” has the meaning given in recital (A);

“Takeover Code” means the City Code on Takeovers and Mergers in the UK as administered by the Panel on Takeovers and Mergers;

“United States” or “U.S.” means the United States of America, its members and possessions, any State of the United States and the District of Columbia and all other areas subject to its jurisdiction;

“U.S. Securities Act” means the U.S. Securities Act of 1933 (as amended); and

“Vulpes” has the meaning given in recital (A).

2.	Interpretation

2.1.	In this Deed, unless the context otherwise requires:

(a)	references to “recitals”, “clauses” and “schedules” are to recitals and clauses of, and schedules to, this Deed respectively and references in a schedule or part of a schedule to paragraphs are to “paragraphs” of that schedule or that part of that schedule;

(b)	the schedules (including, for the avoidance of doubt, the Conditions) form part of this Deed and shall have effect as if set out in full in the body of this Deed. Any reference to this Deed includes the schedules;

(c)	references to “this Deed” or any other document are to this Deed or that document as amended from time to time;

(d)	words importing any gender include every gender, references to the singular include the plural and vice versa and words denoting persons include individuals, bodies corporate, partnerships, unincorporated associations and other bodies (in each case, wherever resident) and vice versa;

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(e)	words and phrases which are generally defined for the purposes of the CA 2006 bear the meanings attributed to them by CA 2006;

(f)	(f) a reference to a statute or statutory provision includes a reference to any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) made under that statute or provision (whether before or after the date of this Deed);

(g)	a reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established;

(h)	a reference to a holding company or a subsidiary means a holding company or a subsidiary (as the case may be) as defined in section 1159 of CA 2006;

(i)	a reference to:

(i)	the assets of any person shall be construed as a reference to all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital;

(ii)	indebtedness shall be construed as a reference to any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

(iii)	repayment includes redemption and vice versa and the words repay, redeem, repayable, redeemed and repaid shall be construed accordingly; and

(iv)	tax shall be construed so as to include any present and future tax, levy, impost, deduction, withholding, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

(j)	any obligation on a person not to do something includes an obligation not to allow that thing to be done; and

(k)	a reference to a statute, statutory provision or subordinate legislation includes a reference to:

(i)	any statute, statutory provision or subordinate legislation which it has consolidated, superseded, re-enacted or replaced (whether with or without modification); and

(ii)	that statute, statutory provision or subordinate legislation as for the time being modified or consolidated, superseded, re-enacted or replaced (whether with or without modification) after the date of this Deed).

2.2.	The headings and contents table in this Deed are for convenience only and do not affect its interpretation. The recitals and schedules form part of this Deed.

2.3.	If there is a conflict or inconsistency between any clause of, and any schedule to, this Deed the clause prevails. For this purpose an omission (whether deliberate or inadvertent) is not, by itself, to be construed as giving rise to a conflict or inconsistency.

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2.4.	In this Deed the words “other”, “otherwise”, “includes”, “including” and “in particular” do not limit the generality of any preceding words and any words which follow them will not be construed as being limited in scope to the same class as the preceding words where a wider construction is possible.

3.	Issue, form and status

3.1.	The principal amount of the Loan Notes to be issued to Redmile is limited to £5,000,000 (five million pounds sterling).

3.2.	The principal amount of the Loan Notes to be issued to Vulpes is limited to £1,000,000 (one million pounds sterling).

3.3.	The Loan Notes shall rank pari passu, equally and rateably, without discrimination or preference among themselves as unsecured and unsubordinated obligations of the Company and with the other unsecured and unsubordinated obligations of the Company.

3.4.	The Loan Notes shall be issued in denominations or multiples of £1 in principal amount and shall be held subject to and with the benefit of the Conditions. Such Conditions and all the obligations and covenants contained in them on the parts of the Company and the Noteholder respectively shall be binding on the Company and the Noteholder respectively and all persons claiming through them respectively and shall take effect in the same manner as if such Conditions were set out in the body of this Deed.

4.	Use of Proceeds

4.1.	The proceeds of all subscriptions for the Notes shall be used for the purposes set out in Recital (C).

4.2.	No part of the proceeds of any subscription for the Notes shall be used by the Company to make any dividend or distribution to any shareholder in the Company, or for the repurchase of Ordinary Shares.

5.	Interest

No interest shall be payable on the Loan Notes by the Company to the Noteholders.

6.	Redemption and repayment

As and when the Loan Notes or any of them are required to be redeemed or repaid in accordance with the Conditions, the Company shall pay to the Noteholders the full amount of the Indebtedness payable in respect of the Loan Notes held by them that are being redeemed or repaid. The Loan Notes shall be redeemed in pounds sterling only.

7.	Payments

7.1.	The principal money payable upon the Loan Notes shall be paid by telegraphic transfer or bank transfer or by means of Bankers Automated Clearing System to such person and to such UK bank account as the Noteholder may in writing direct. Any charges, costs and expenses which may properly be incurred in connection with such transfer by the Company shall be for the account of the Company, save where they are related to the choice of account of the Noteholder in which case they will be for the account of the Noteholder.

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7.2.	All payments of principal to be made by the Company will be made after any deduction or withholding for or on account of any present or future tax required by law to be deducted or withheld.

8.	Enforcement

8.1.	At any time after the Loan Notes or any of them are required to be repaid in accordance with the Conditions, a Noteholder may (subject to them having delivered a duly completed Notice of Repayment to the Company) without further notice, institute such proceedings as such Noteholder thinks fit to enforce payment of the monies then due and payable in accordance with this Deed.

9.	Certificates and Register

9.1.	Each Noteholder shall be entitled free of charge to one certificate for the Loan Notes registered in such Noteholder’s name. The certificate for the Loan Notes shall refer to this Deed, shall be substantially in the form set out in Schedule 1, shall each bear a distinguishing number and shall be under the common or securities seal of the Company to be affixed in the manner provided by the articles of association at the relevant time of the Company or in such other manner as may be permitted by statute and authorised by the Directors.

9.2.	The Company shall at all times keep at its registered office (or, subject always to the provisions of section 743 of CA 2006, at such other place within the United Kingdom as the Company may from time to time notify to Noteholder) the Register recording:

(a)	the number of Loan Notes and their principal amount;

(b)	the date of issue of the Loan Notes;

(c)	the names and addresses of the Noteholders;

(d)	the principal amount of Loan Notes registered in the respective names of each of the Noteholders; and

(e)	the dates on which each Noteholder was entered on the Register.

9.3.	Noteholders shall be entitled at all reasonable times during office hours to inspect the Register.

9.4.	The Company will recognise a Noteholder as the absolute owner of such Noteholder’s Loan Notes and will not be bound to take notice of, or to see to the execution of, any trust whether express, implied or constructive to which any Loan Note may be subject. The receipt by such Noteholder of the money payable upon the redemption or payment of the same shall be a good discharge to the Company (in the case of any principal monies payable) notwithstanding any notice it may have, whether express or otherwise, of the right, title, interest or claim of any person (other than such Noteholder) to or in such Loan Note, interest or money.

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9.5.	No notice of any trust, express, implied or constructive, shall (except as provided by statute or as required by an order of a court of competent jurisdiction) be entered on the Register in respect of any Loan Notes.

9.6.	The Company shall be entitled to set-off any amount of principal due in respect of a Noteholder’s Loan Notes in settlement of any amount due and payable by that Noteholder to the Company.

9.7.	Any person becoming entitled to a Loan Note in consequence of the bankruptcy of a Noteholder or otherwise by operation of law may, upon producing such evidence that such person is so entitled as the Directors may reasonably require, be registered as the Noteholder in respect of such Loan Note.

10.	No transfer

10.1.	The Loan Notes may only be transferred in accordance with Condition 5.4 of Schedule 3.

10.2.	No transfer of any Loan Notes will be registered by the Company, save in the case of a transfer in accordance with Condition 5.4 of Schedule 3 or transmission on the bankruptcy of a Noteholder, and in such case the transfer may only be effected in an offshore transaction compliance with Regulation S under the U.S. Securities Act.

11.	Notice to Noteholders

The Loan Notes have not been and will not be registered under the U.S. Securities Act and may only be offered or sold by the Company (i) outside the United States in an “offshore transaction” in compliance with Regulation S under the U.S. Securities Act or (ii) inside the United States to a “qualified institutional buyer” as defined under Rule 144A to the U.S. Securities Act in a transaction not involving a “public offering” within the meaning of Section 4(a)(2) of the U.S. Securities Act pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. No Loan Notes will be offered or sold, directly or indirectly, in Canada, Australia, the Republic of Ireland, the Russian Federation, the Republic of South Africa, New Zealand or Japan.

12.	Replacement of certificates

12.1.	If any certificate representing any Loan Note is defaced, worn-out, lost or destroyed it may, at the discretion of the Directors, be renewed on such terms (if any) as to evidence and indemnity and payment of any expenses incurred by the Company in investigating any relevant evidence as the Directors may reasonably determine but otherwise free of charge and (in the case of defacement or wearing-out) on delivery up of the old Loan Note certificate.

13.	Notices

13.1.	The Company may give any notice, or may send any Loan Note certificate or other document, to the Noteholder either personally or by sending it by post in a prepaid envelope addressed to the Noteholder at such Noteholder’s address as shown in the Register or by leaving it at that address.

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13.2.	Any notice to be given to a Noteholder may be given by reference to the Register as it stands at any time within the period of five Business Days before the notice is given and no change in the Register after that time shall invalidate the giving of the notice.

13.3.	Every person who becomes entitled to a Loan Note shall be bound by any notice in respect of that Loan Note which, before his name is entered in the Register, has been given to the person from whom he derives his title.

13.4.	Any notice required to be given to the Company by the Noteholders under this Deed may be given either personally or by sending it by post to the Company at its registered office or by email to [***] (or such other address for this purpose chosen by the Company and notified to the Noteholders).

13.5.	If a notice is:

(a)	delivered by hand between 9:00 a.m. and 5:00 p.m. on a Business Day (such time period being referred to in this clause 13 as within Business Hours), it shall be deemed received when so delivered or, if delivered by hand outside Business Hours, it shall be deemed received at 9:00 a.m. on the next Business Day after the time of delivery;

(b)	sent by post:

(i)	if the notice was posted on a Business Day, it shall be deemed received at 9:00 a.m. on the second Business Day after the day the envelope containing such notice was posted;

(ii)	if the notice was not posted on a Business Day, it shall be deemed received at 9:00 a.m. on the third Business Day after the day on which the envelope containing such notice was posted; or

(iii)	sent by email at the time a delivery receipt has been received by the sender.

13.6.	In proving the giving of a notice, it shall be conclusive evidence to prove:

(a)	if delivered by hand, that the notice was left at the appropriate address;

(b)	if sent by post, that the envelope containing such notice was properly addressed and posted; or

(c)	if sent by email, if a delivery receipt has been received by the sender.

13.7.	A notice given by advertisement shall be deemed to have been served on the day on which the advertisement appears.

13.8.	A notice may be given by the Company to a person entitled to a Loan Note in consequence of the bankruptcy of a Noteholder by sending or delivering it in any manner authorised by this Deed for the giving of notice to a Noteholder addressed to that person by name, or by the title of representative of the trustee of the bankrupt or by any like description, at the address, if any, within the United Kingdom supplied for that purpose by the person claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the bankruptcy of the Noteholder had not occurred.

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14.	Conversion

The Loan Notes are convertible in whole into Ordinary Shares in accordance with Conditions 9 to 11 of Schedule 3.

15.	Dealings

The Loan Notes are not capable of being dealt in on any stock exchange in the United Kingdom or elsewhere and no application has been or is intended to be made to any stock exchange for the Loan Notes to be listed or otherwise traded.

16.	Inspection

A copy of this Deed shall be kept at the registered office of the Company and any Noteholder and any person authorised by a Noteholder may at all reasonable times during office hours inspect it.

17.	Endorsement

A memorandum of execution of any deed supplemental to this Deed shall be endorsed by the Company on this Deed.

18.	Third party rights

This Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by the Company and each Noteholder, but not by any other person.

19.	Governing law

19.1.	This Deed and the Loan Notes shall be governed by and construed in accordance with English law and all claims and disputes (including non-contractual claims and disputes) arising out of or in connection with this Deed or the Loan Notes, their subject matter, negotiation or formation will be determined in accordance with English law.

19.2.	Each party irrevocably submits to the exclusive jurisdiction of the English courts in relation to all matters (including non-contractual disputes and claims) arising out of or in connection with this Deed. Accordingly, any proceedings relating to, or in connection with, this Deed or the Loan Notes (including non-contractual disputes or claims) may be brought in the English courts.

19.3.	Each party undertakes not to contest the enforcement against it of any judgment of the English courts on the ground that those courts did not have jurisdiction over it on the ground that service of any document which complied with clause 19.2 was invalid, ineffective or deficient in any way.

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EXECUTED as a deed and delivered by the Company on the date of this Deed.

Executed as a deed and delivered	)
by SCANCELL HOLDINGS PLC	)

Acting by
Director

In the presence of
Witness

SCHEDULE 1

FORM OF LOAN NOTE CERTIFICATE

Certificate No.: [•]	Date of registration: [•]	Amount £[•]

SCANCELL HOLDINGS PLC

(incorporated and registered in England and Wales under company registration number 06564638)
(the “Company”)

Nil Rate Unsecured Convertible Loan Notes 2027

Issued in accordance with the Company’s memorandum and articles of association and pursuant to a resolution of the Board passed on 11 August 2020.

This is to certify that [•] (“Noteholder”) is the registered holder of £[•] in principal amount of Nil Rate Unsecured Convertible Loan Notes 2027 (“Loan Notes”) constituted by a deed entered into by the Company on 12 August 2020 (as amended and in force from time to time) (“Deed”) and issued with the benefit of, and subject to, the Conditions and other provisions contained in such Deed. Words and expressions defined in the Deed shall, unless the context requires otherwise, have the same meaning when used in this certificate.

No interest is payable on the Loan Notes. The Loan Notes are repayable and redeemable in accordance with Condition 3 of Schedule 3.

The Loan Notes are not transferable. No transfer of any Loan Notes will be registered by the Company. The Loan Notes are convertible into Ordinary Shares in accordance with Condition 9 of Schedule 3.

A copy of the Deed is available for inspection at the registered office of the Company at John Eccles House, Robert Robinson Avenue, Oxford Science Park, Oxford OX4 4GP, United Kingdom. Copies may be obtained by any Noteholder upon request and upon payment of a reasonable fee.

The Loan Notes shall be governed by and construed in accordance with English law and all claims and disputes (including non-contractual claims and disputes) arising out of or in connection with this Deed or the Loan Notes, their subject matter, negotiation or formation will be determined in accordance with English law

This Loan Note certificate is executed and delivered as a deed by the Company on [•] August 2020.

Executed as a deed and delivered by	)
SCANCELL HOLDINGS PLC	)

Acting by
Director

In the presence of
Witness

SCHEDULE 2

NOTICE OF CONVERSION

To: Scancell Holdings plc

Bellhouse Building Sanders Road

Oxford Science Park

Oxford

OX4 4GD

Nil Rate Unsecured Convertible Loan Notes 2027

We refer to the Nil Rate Unsecured Convertible Loan Notes 2027 (“Loan Notes”) constituted by a deed entered into by the Company on 12 August 2020 (as amended and in force from time to time) (“Deed”) and issued with the benefit of, and subject to, the Conditions and other provisions contained in such Deed. Words and expressions defined in the Deed shall, unless the context requires otherwise, have the same meaning when used in this notice.

We, being the registered holder(s) of the Loan Notes wish to convert into Ordinary Shares [[all] [£[•]] in nominal value] of the Loan Notes held in our name in accordance with the conditions to which the Loan Notes are subject.

We enclose our certificate(s) relating to all of the Loan Notes in respect of which conversion is being made.

We confirm that the principal amount of £[•] shall be applied in paying up in full Ordinary Shares and that we will take such Ordinary Shares with the rights and restrictions set out in the memorandum and articles of association of the Company.

DELIVERY/BOOKING INSTRUCTIONS:	☐ Check to request delivery via CREST
☐ Check to request delivery of definitive Ordinary Share certificates

CREST NOMINEE ACCOUNT DETAILS:
UK BROKER/CUSTODIAN NAME:
BIC:
CREST PARTICIPANT ID:
CREST MEMBER ACCOUNT ID:
TAX I.D. NUMBER:
(If acquired in the name of a nominee, the taxpayer I.D. number of such nominee)

ADDRESS FOR DELIVERY OF ORDINARY SHARE CERTIFICATES:
Attention:

Name	Signed

Address

Dated

SCHEDULE 3

CONDITIONS

Words and expressions defined in the Deed shall bear the same meanings when used in this schedule.

1.	Form and Status

The Loan Notes are issued in amounts or multiples of £1 in principal amount and constitute unsecured and unsubordinated obligations of the Company.

2.	Interest

No interest shall be payable by the Company to the Noteholders on the Loan Notes.

3.	Repayment and redemption

3.1.	Unless previously repaid or redeemed by the Company and cancelled or converted into Ordinary Shares in accordance with Condition 9 and subject to the delivery of the certificate(s) representing Loan Notes in accordance with paragraph 3.2 of this Schedule 3, the Loan Notes will be redeemed in full by repayment of the principal amount by the Company on the Redemption Date (or may be redeemed in whole or in part prior to the Redemption Date where the Company and the Noteholders have agreed in writing to such full or partial redemption) (subject to any deduction or withholding required by law in respect of any tax).

3.2.	Every Noteholder, any of whose Loan Notes are due to be redeemed under any of the provisions of the Deed or these Conditions, shall not later than the due date for such redemption deliver up the certificate(s) representing such Loan Notes to the Company or as the Company shall direct. Unless and until a Loan Note certificate (or, if the Directors so agree at their discretion, an indemnity in respect of a lost certificate in a form reasonably satisfactory to the Company) is so delivered, the Company shall not be under any obligation to repay the principal payable on it.

3.3.	Any monies left unclaimed following redemption by the Company in terms of Condition 3.2 of this Schedule 3 shall be placed by the Company on an interest bearing account for the benefit of the relevant Noteholder(s) and the relevant amounts shall be paid to each relevant Noteholder as soon as reasonably practicable after satisfaction by them of the requirements of Condition 3.2 of this Schedule 3.

4.	Cancellation

To the extent Loan Notes are repaid, redeemed or converted they shall forthwith be cancelled and shall not be available for re-issue.

5.	Registration and transfer

5.1.	The Loan Notes will be registered in amounts or integral multiples of £1.

5.2.	Save as set out in Condition 5.4 below, the Loan Notes are not transferable.

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5.3.	No transfer of any Loan Notes will be registered by the Company, save in the case of a transfer in accordance with Condition 5.4 below or transmission on the bankruptcy of a Noteholder, and in such case the transfer may only be effected in an offshore transaction compliance with Regulation S under the U.S. Securities Act.

5.4.	Redmile may transfer any Loan Notes to any fund, partnership or entity advised or managed by Redmile Group LLC from time to time (a “Redmile Affiliate”), provided that such transfer may only be made to a Redmile Affiliate who is either (i) located outside of the United States or (ii) a “qualified institutional buyer” as defined under Rule 144A to the U.S. Securities Act and who (in the case of (i) or (ii)) will be subject to the transfer restrictions in this Deed. Any such transfer shall be made in integral multiples of £1 by instrument in writing in the usual common form (or in such other form as the Directors may approve) and such instrument need not be under seal.

6.	Notice to Noteholders

The Loan Notes have not been and will not be registered under the U.S. Securities Act and may only be offered or sold by the Company (i) outside the United States in an “offshore transaction” in compliance with Regulation S under the U.S. Securities Act or (ii) inside the United States to a “qualified institutional buyer” as defined under Rule 144A to the U.S. Securities Act in a transaction not involving a “public offering” within the meaning of Section 4(a)(2) of the U.S. Securities Act pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. No Loan Notes will be offered or sold, directly or indirectly, in Canada, Australia, the Republic of Ireland, the Russian Federation, the Republic of South Africa, New Zealand or Japan.

7.	Prescription

Any amount due in respect of principal money upon any Loan Notes which remains unclaimed for a period of 10 years by the relevant Noteholder, from the date on which the relevant payment first becomes due, shall revert to the Company and the relevant Noteholder shall cease to be entitled to it, and the Register will be amended to reflect any such reversion.

8.	Modification of rights

8.1.	The Company shall be entitled to make any amendment to the provisions of this Deed and the Conditions which, in the reasonable opinion of the Directors, is of a formal, minor or technical nature or is made to correct an error which, in the reasonable opinion of the Directors, is proven, or to comply with mandatory provisions of law.

8.2.	Subject to Condition 8.1, this Deed and the Conditions may from time to time be modified, abrogated or compromised by the Company with prior Qualifying Noteholder Consent.

9.	Conversion

9.1.	Provided they have not been repaid or redeemed, the Loan Notes held by Noteholders are convertible in whole or in part (provided that any partial conversion shall be for Loan Notes with a principal amount of at least £100) at the election of a Noteholder into Ordinary Shares. Conversion is subject to a Noteholder completing and depositing with the Company at its registered office a duly completed notice of conversion (a “Conversion Notice”) in the form endorsed on the Certificate together with the certificate relating to the Loan Notes to be converted at least 10 Business Days prior to the Conversion Date specified in the Conversion Notice (which shall be at least 10 Business Days after the date of the Conversion Notice).

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9.2.	The rate of conversion will, subject to adjustment in accordance with Condition 10, be one Ordinary Share for every 6.2 pence (£0.062) in principal amount of the Loan Notes converted (“Conversion Rate”).

9.3.	Following receipt of a Conversion Notice, the Company shall on the relevant Conversion Date allot and issue to the relevant Noteholder such number of Ordinary Shares credited as fully paid as is calculated by dividing the principal amount of the Loan Notes being converted by the Conversion Rate (rounded down to the nearest whole Ordinary Share) and such allotment and issue shall (subject to any amount in respect of fractions to which such Noteholder may be entitled under the provisions of Condition 9.7) be a full satisfaction and discharge for the Company of the principal monies in respect of the Loan Notes so converted.

9.4.	Conversion of the Loan Notes shall be effected by the Directors redeeming the Loan Notes that are the subject of a Conversion Notice on the Conversion Date and applying the redemption monies (or the appropriate proportion of them) to subscribe for Ordinary Shares on behalf of the Noteholder. In depositing a Conversion Notice with the Company in accordance with Condition 9.1, a Noteholder irrevocably authorises and instructs the Company to effect the conversion and to subscribe for and apply the redemption monies to pay for the Ordinary Shares and to become a member of the Company subject to the memorandum and articles of association of the Company.

9.5.	The Company shall (if a definitive certificate representing Ordinary Shares is requested), not later than 10 Business Days following the relevant Conversion Date, send free of charge to each Noteholder who has exercised such Noteholder’s conversion rights a certificate representing the number of Ordinary Shares issued pursuant to such exercise or (if uncertificated Ordinary Shares are requested and appropriate CREST account details provided by the relevant Noteholder in the Conversion Notice) instruct the Company’s registrar to credit the CREST stock account of such Noteholder with such number of Ordinary Shares issued pursuant to such exercise within 2 Business Days following the relevant Conversion Date and, if appropriate, shall also within 10 Business Days following the relevant Conversion Notice send free of charge to such Noteholder a certificate in respect of any part of the Noteholder’s holding of Loan Notes not converted and such monies in respect of any fractional entitlements arising pursuant to Condition 9.7 by telegraphic transfer or bank transfer or by means of Bankers Automated Clearing System to such person and to such UK bank account as the Noteholder may in writing direct. Any charges, costs and expenses which may properly be incurred in connection with such transfer by the Company shall be for the account of the Company, save where they are related to the choice of account of the Noteholder in which case they will be for the account of the Noteholder.

9.6.	The Ordinary Shares arising on conversion of the Loan Notes will be fully paid and will rank pari passu in all respects with the existing Ordinary Shares in issue on the relevant Conversion Date except that they will not be entitled to any dividends or other distributions declared, paid or made by reference to a record date prior to the relevant Conversion Date.

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9.7.	If any fraction of an Ordinary Share shall arise on conversion and accordingly fail to be allotted to the relevant Noteholder, such fractions shall be aggregated and sold (on behalf of the converting Noteholders) to any person in the discretion of the Directors and the net proceeds of such sale shall be paid pro rata to those Noteholders who are converting their Loan Notes at that time. If no other Noteholder is converting Loan Notes at the same time, the principal amount of the Loan Note not converted into Ordinary Shares shall be retained by the Company.

9.8.	For the purpose of any sale under Condition 9.7 the Directors may transfer those Ordinary Shares to or as directed by the purchaser who shall not be bound to see to the application of the purchase money nor shall his title to the Ordinary Shares be affected by any irregularity in or invalidity of the proceedings relating to the sale. The Directors may make such other arrangements relating to the sale and all other arrangements which appear to them necessary or appropriate for the settlement and disposal of any fractional entitlements.

9.9.	The Company shall seek admission to trading on AIM for the Ordinary Shares issued on conversion of the Loan Notes. The Company shall use its reasonable endeavours to ensure that the Ordinary Shares to be issued upon the conversion of the relevant Loan Notes are admitted to trading on AIM (or the same in respect of another stock exchange on which the Ordinary Shares are then traded) as soon as reasonably practicable following the Conversion Date. In addition, as soon as practicable following the date of the Deed, the Company shall make or cause to be made an application to AIM for a block admission (up to the maximum amount available to the Company under AIM block admission rules and in consideration of block admissions registered at the time of this Deed) in respect of the maximum number of Ordinary Shares that may be acquired upon conversion of the Loan Notes.

9.10.	The Loan Notes shall all automatically convert on the cessation of the Ordinary Shares being traded on AIM, save where an alternative listing has been obtained by the Company for the Ordinary Shares on Nasdaq, the New York Stock Exchange, another market of the London Stock Exchange, or another multilateral trading facility or regulated market in the European Union in which regard the provisions of this Condition 9 shall apply together with such modification as the Directors consider necessary or desirable in the circumstances that then apply.

9.11.	If, on conversion of the Loan Notes in accordance with Condition 9.10, it would arise that any Noteholder so converting such Noteholder’s Loan Notes would, in the opinion of the Directors, be required to make a Mandatory Bid then, unless the relevant Noteholder instructs the Company in writing otherwise, the Loan Notes of that Noteholder shall be converted into such number of Ordinary Shares which in the opinion of the Directors, is the largest amount of Ordinary Shares which can be held by that Noteholder without an obligation to make a Mandatory Bid arising. To the extent there remains Loan Notes of that Noteholder not converted by reason of this Condition 9.11 such Loan Notes shall be redeemed in accordance with Condition 3.

10.	Adjustments to the Conversion Rate

10.1.	If the Company, whilst any Loan Notes are outstanding, effects a subdivision of its Ordinary Shares, the Conversion Rate then in effect immediately before that subdivision shall be proportionately decreased. If the Company, whilst any Loan Notes are outstanding, consolidates its Ordinary Shares, the Conversion Rate then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Condition 10.1 shall become effective at the close of business on the date the subdivision or consolidation becomes effective.

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10.2.	If the Company, whilst any Loan Notes are outstanding, makes or issues, or fixes a record date for the determination of holders of its Ordinary Shares entitled to receive a dividend or other distribution to the Shareholders payable in Ordinary Shares in the Company, then and in each such event the Conversion Rate then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Rate then in effect by a fraction:

(a)	the numerator of which shall be the total number of Ordinary Shares outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)	the denominator of which shall be the total number of Ordinary Shares outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Rate shall be recomputed accordingly as of the close of business on such date and thereafter the Conversion Rate shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions, if any. Any adjustment under this Condition 10.2 shall become effective at the close of business on the relevant record date.

10.3.	If the Company, whilst any Loan Notes are outstanding, shall: (i) pay or declare a dividend payable to all Shareholders other than in Ordinary Shares (e.g. in cash or assets other than Ordinary Shares in the Company); or (ii) make any distribution of share capital (including share premium account and capital redemption legal reserve), then and in each such event the Conversion Rate then in effect immediately before such event shall be decreased as of such event by multiplying the Conversion Rate then in effect by a fraction:

(a)	the numerator of which shall be equal to (i) the Closing Price on the day immediately prior to the date when such event was first published (or if there is no such price, the fair market value of one ordinary share of the Company as of such date as determined in good faith by the Directors) minus (ii) the amount per issued share of such dividend or distribution; and

(b)	the denominator of which shall be the Closing Price on the day immediately prior to the date when such event was first published (or if there is no such price, the fair market value of one ordinary share of the Company as of such date as determined in good faith by the Directors).

In the event that the application of the above fraction would result in an increase in the Conversion Rate, then no adjustment shall be made hereunder. If the Company distributes assets other than cash, the amount per outstanding share of the distribution shall be calculated by reference to the fair market value of the assets distributed as determined in good faith by the Directors. Any adjustment under this Condition 10.3 shall become effective at the close of business on the relevant record date.

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10.4.	If, whilst any Loan Notes are outstanding, there shall occur any reorganization, recapitalization, reclassification, consolidation, merger or demerger involving the Company in which the Company’s Ordinary Shares are converted into or exchanged for securities, cash or other property (other than a transaction covered by Condition 11) (collectively, a “Reorganization”), then, following such Reorganization, the Noteholders shall receive upon conversion the kind and amount of securities, cash or other property, if any, which the Noteholders would have been entitled to receive pursuant to such Reorganization if such conversion had taken place immediately prior to such Reorganization. Appropriate adjustment (as determined in good faith by the Directors) shall be made in the application of the provisions of this Deed with respect to the rights and interests thereafter of the Noteholders, to the end that the provisions set forth in this Deed (including provisions with respect to changes in and other adjustments of the Conversion Rate and the number of Ordinary Shares issuable upon conversion of the Notes) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the conversion of the Notes.

10.5.	If and whenever, whilst any Loan Notes are outstanding, the Company issues any Ordinary Shares wholly for cash or for no consideration (other than Ordinary Shares issued on conversion of the Loan Notes or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or right to otherwise acquire Ordinary Shares or Ordinary Shares issued pursuant to any employee or non-executive share or options scheme or long¬term incentive plans of the Company or pursuant to options granted to Ichor Medical Systems Inc. pursuant to a licence and supply agreement dated 13 July 2009 and other than as described in Condition 10.2 or 10.3) or if and whenever the Company shall issue or grant wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares (other than options granted pursuant to any employee or non-executive share or option schemes or long-term incentive plans of the Company), in each case at a consideration receivable per Ordinary Share (based, where appropriate, on such number of Ordinary Shares as determined by reference to the proviso to the definition of “C” below) which is less than 95 per cent. of the Closing Price on the date of the first public announcement of the terms of such issue or grant, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in force immediately prior to the Effective Date by the following fraction:

A + C

A + B

where:

A is the number of Ordinary Shares in issue immediately before the issue of such Ordinary Shares or the grant of such options, warrants or rights;

B is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the issue of such Ordinary Shares or, as the case may be, for the Ordinary Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Closing Price on the date of the first public announcement of the terms of such issue or grant as aforesaid; and

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C is the number of Ordinary Shares to be issued pursuant to such issue of such Ordinary Shares or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if, on the Effective Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Condition 10.5, “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date which means, in respect of this Condition 10.5, the date of issue of such Ordinary Shares or, as the case may be, the issue or grant of such options, warrants or rights.

10.6.	“Closing Price” for purposes of this Condition 10 means the most recently reported closing price per Ordinary Shares on AIM.

10.7.	When any adjustment is required to be made in the Conversion Rate pursuant to this Condition 10, the number of Ordinary Shares issuable upon conversion of a Loan Note shall be calculated by reference to the revised Conversion Rate following the adjustment made in accordance with this Condition 10.

10.8.	To the extent reasonably practicable and not prohibited by law or regulation, not less than ten (10) Business Days prior to the record date or effective date, as the case may be, of (i) any action which requires or might require an adjustment or readjustment of the Conversion Rate or the number, amount or type of securities or other assets issuable upon exercise of the Loan Notes; or (ii) a Reorganization, the Company shall give notice to the Noteholders of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, with, if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to the Noteholders of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable.

10.9.	The Conversion Rate shall not, in any event, be reduced so that upon allotment or subscription, Ordinary Shares would be issued at a discount to their nominal value.

11.	Conversion Rights on a takeover

11.1.	Subject to Condition 11.2, if at any time prior to the conversion of the Loan Notes in accordance with Condition 9, an offer is made to all holders of Ordinary Shares (or all such holders other than the offeror and/or any company controlled by the offeror and/or persons associated or acting in concert with the offeror) to acquire the whole or any part of the issued ordinary share capital of the Company or if anyone proposes a scheme of arrangement with regard to such an acquisition and in either case, the Company becomes aware that the right to cast more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of the Company has or will become vested in the offeror (and/or any company controlled by the offeror and/or persons associated with or acting in concert with the offeror) (a “Conversion Event”), the Company shall give notice of the fact to the Noteholders and the Company within 10 Business Days of it becoming so aware. On receipt of such notice each Noteholder may elect to convert their Loan Notes into Ordinary Shares as at the date immediately preceding the Conversion Event at the Conversion Rate then applicable. On this election, such Loan Notes shall be deemed to have been converted in accordance with Condition 9.

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11.2.	If the offeror referred to in Condition 11.1 is a company that will be under the control of the same or substantially the same holders of Ordinary Shares after acquiring the Company as controlled the Company immediately prior to such acquisition (e.g., without limitation, the Company undergoes a reorganisation, re-domiciliation or insertion of a new group holding company) then it shall not be a Conversion Event however each Noteholder may elect by notice in writing to the Company, and the Company shall so procure, that the Loan Notes be assigned or novated to the new company the subject of this Condition 11.2 and all the rights and obligations, including without limitation conversion rights, between the Noteholders and the Company in respect of the Loan Notes become equivalent rights and obligations as between the Noteholders and the new company the subject of this Condition 11.2. If, for any reason, the Company is unable to procure the assignment or novation of the Loan Notes in accordance with this Condition 11.2 by the date of the acquisition of the Company by the company the subject of this Condition 11.2 then each Noteholder may elect by written notice to the Company that the date of such acquisition shall be deemed to be a Redemption Date for the Loan Notes of that Noteholder and such Loan Notes shall be redeemed by the Company in accordance with Condition 3.

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APPENDIX 3

DATED: 10 November 2020

SCANCELL HOLDINGS PLC

DEED

CONSTITUTING 3%

UNSECURED CONVERTIBLE LOAN

NOTES 2027

COOLEY (UK) LLP, 22 BISHOPSGATE, LONDON EC2N 4BQ, UK

T: +44 (0) 20 7583 4055 F: +44 (0) 20 7785 9355 WWW.COOLEY.COM

CONTENTS

Clause	Page

1.	Definitions	1

2.	Interpretation	3

3.	Issue, form and status	4

4.	Use of Proceeds	5

5.	Interest	5

6.	Redemption and repayment	5

7.	Payments	5

8.	Enforcement	5

9.	Certificates and Register	6

10.	No transfer	7

11.	Notice to Noteholders	7

12.	Replacement of certificates	7

13.	Notices	7

14.	Conversion	8

15.	Dealings	8

16.	Inspection	9

17.	Endorsement	9

18.	Third party rights	9

19.	Governing law	9

Schedule 1 Form of Loan Note certificate		11

Schedule 2 Notice of Conversion		12

Schedule 3 Conditions		13

COOLEY (UK) LLP, 22 BISHOPSGATE, LONDON EC2N 4BQ, UK

T: +44 (0) 20 7583 4055 F: +44 (0) 20 7785 9355 WWW.COOLEY.COM

THIS DEED is made on 10 November 2020

BY:

SCANCELL HOLDINGS PLC (incorporated and registered in England and Wales under company registration number 06564638), the registered office of which is at Bellhouse Building Sanders Road, Oxford Science Park, Oxford OX4 4GD, United Kingdom (the “Company”).

WHEREAS:

(A)          The Company has resolved, pursuant to a resolution of a committee of its Board passed on 5 November 2020 to create the Loan Notes.

(B)           The Company has determined to constitute the Loan Notes in the manner and subject to the Conditions set out in this Deed.

IT IS AGREED:

1.	Definitions

In this Deed, unless the context requires otherwise:

“2027 Nil Rate Loan Notes” means the Nil Rate Unsecured Convertible Loan Notes 2027 constituted by a deed executed by the Company on 12 August 2020;

“AIM” means the market of that name operated by the London Stock Exchange;

“Board” means the board of Directors or a duly authorised committee thereof;

“Business Day” means any day on which the banks are open for business in London (excluding Saturdays, Sundays and public holidays);

“CA 2006” means the United Kingdom Companies Act 2006;

“Conditions” means the conditions of the Loan Notes to be endorsed on each Loan Note set out in Schedule 3 (as modified from time to time in accordance with Schedule 3);

“Conversion Notice” has the meaning given to it in Condition 9.1;

“Conversion Price” has the meaning given to it in Condition 9.2;

“Conversion Rate” has the meaning given to it in Condition 9.2;

“CREST” means the system enabling title to securities to be evidenced and transferred in dematerialised form operated by Euroclear UK & Ireland;

“Directors” means all of the directors of the Company from time to time;

“General Meeting” means the adjourned general meeting of Shareholders of the Company held on 5 November 2020;

“HMRC” means HM Revenue & Customs;

“Indebtedness” means the aggregate outstanding and unconverted principal amount for the time being payable in respect of the Loan Notes, together with all accrued but unpaid interest (less tax where deduction of tax is required by law in respect of those Loan Notes);

“Interest Payment” has the meaning given in Condition 2.2;

“Interest Payment Date” means 10 November in each year or, if such date is not a Business Day, the next following Business Day;

“Interest Period” means the period from the date of issue of each Loan Note up to the first Interest Payment Date and each subsequent period from (and including) the day immediately following an Interest Payment Date up to (and including) the next following Interest Payment Date;

“Loan Notes” means the 3% Unsecured Convertible Loan Notes 2027 of the Company with an aggregate value of £17,900,748 constituted by this Deed;

“London Stock Exchange” means London Stock Exchange plc;

“Mandatory Bid” means a requirement to make an offer for all of the Ordinary Shares pursuant to the provisions of Rule 9 the Takeover Code (or such rule succeeding to such Rule 9);

“Nasdaq IPO” means the admission of any of the Ordinary Shares or securities representing the Ordinary Shares (including, without limitation, American depositary receipts or American depositary shares) to the Nasdaq Stock Market and the registration with the U.S. Securities and Exchange Commission (if required) of the Ordinary Shares or securities representing the Ordinary Shares;

“Noteholder” means the person at the relevant time entered in the Register as a holder of any Loan Notes;

“Ordinary Shares” means ordinary shares of nominal value 0.1 pence each in the capital of the Company;

“£” or “pounds sterling” means the lawful currency of the United Kingdom;

“Qualifying Noteholder Consent” means the written consent of Noteholders holding, in aggregate, not less than 75% in value of the Loan Notes;

“Redemption Date” means 10 November 2027 (or, if such day is not a Business Day, the next succeeding Business Day) or such earlier date as may be deemed to be a Redemption Date upon the election by a Noteholder in accordance with Condition 11.2 set out in Schedule 3;

“Redmile” means certain funds managed by Redmile Group, LLC;

“Redmile Affiliate” has the meaning given in Condition 5.4;

“Register” means the register of Noteholders maintained by or on behalf of the Company pursuant to this Deed;

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“Retained Shares” has the meaning given in Condition 2.6;

“Share Settlement” has the meaning given in Condition 2;

“Shareholders” means holders of Ordinary Shares whose names appear on the Company’s register of members;

“Takeover Code” means the City Code on Takeovers and Mergers in the UK as administered by the Panel on Takeovers and Mergers;

“Takeover Conversion Event” has the meaning given to it in Condition 11.1;

“United States” or “U.S.” means the United States of America, its members and possessions, any State of the United States and the District of Columbia and all other areas subject to its jurisdiction; and

“U.S. Securities Act” means the U.S. Securities Act of 1933 (as amended).

2.	Interpretation

2.1.	In this Deed, unless the context otherwise requires:

(a)	references to “recitals”, “clauses” and “schedules” are to recitals and clauses of, and schedules to, this Deed respectively and references in a schedule or part of a schedule to paragraphs are to “paragraphs” of that schedule or that part of that schedule;

(b)	the schedules (including, for the avoidance of doubt, the Conditions) form part of this Deed and shall have effect as if set out in full in the body of this Deed. Any reference to this Deed includes the schedules;

(c)	references to “this Deed” or any other document are to this Deed or that document as amended from time to time;

(d)	words importing any gender include every gender, references to the singular include the plural and vice versa and words denoting persons include individuals, bodies corporate, partnerships, unincorporated associations and other bodies (in each case, wherever resident) and vice versa;

(e)	words and phrases which are generally defined for the purposes of the CA 2006 bear the meanings attributed to them by CA 2006;

(f)	a reference to a statute or statutory provision includes a reference to any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) made under that statute or provision (whether before or after the date of this Deed);

(g)	a reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established;

(h)	a reference to a holding company or a subsidiary means a holding company or a subsidiary (as the case may be) as defined in section 1159 of CA 2006;

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(i)	a reference to:

(i)	the assets of any person shall be construed as a reference to all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital;

(ii)	indebtedness shall be construed as a reference to any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

(iii)	repayment includes redemption and vice versa and the words repay, redeem, repayable, redeemed and repaid shall be construed accordingly; and

(iv)	tax shall be construed so as to include any present and future tax, levy, impost, deduction, withholding, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

(j)	any obligation on a person not to do something includes an obligation not to allow that thing to be done; and

(k)	a reference to a statute, statutory provision or subordinate legislation includes a reference to:

(i)	any statute, statutory provision or subordinate legislation which it has consolidated, superseded, re-enacted or replaced (whether with or without modification); and

(ii)	that statute, statutory provision or subordinate legislation as for the time being modified or consolidated, superseded, re-enacted or replaced (whether with or without modification) after the date of this Deed).

2.2.	The headings and contents table in this Deed are for convenience only and do not affect its interpretation. The recitals and schedules form part of this Deed.

2.3.	If there is a conflict or inconsistency between any clause of, and any schedule to, this Deed the clause prevails. For this purpose an omission (whether deliberate or inadvertent) is not, by itself, to be construed as giving rise to a conflict or inconsistency.

2.4.	In this Deed the words “other”, “otherwise”, “includes”, “including” and “in particular” do not limit the generality of any preceding words and any words which follow them will not be construed as being limited in scope to the same class as the preceding words where a wider construction is possible.

3.	Issue, form and status

3.1.	The principal amount of the Loan Notes to be issued to Redmile is limited to £17,900,784 (seventeen million, nine hundred thousand, seven hundred and eighty four pounds sterling).

3.2.	The Loan Notes shall rank pari passu, equally and rateably, without discrimination or preference among themselves as unsecured and unsubordinated obligations of the Company and with the other unsecured and unsubordinated obligations of the Company (including, without limitation, the 2027 Nil Rate Loan Notes).

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3.3.	The Loan Notes shall be issued in denominations or multiples of £1 in principal amount and shall be held subject to and with the benefit of the Conditions. Such Conditions and all the obligations and covenants contained in them on the parts of the Company and the Noteholder respectively shall be binding on the Company and the Noteholder respectively and all persons claiming through them respectively and shall take effect in the same manner as if such Conditions were set out in the body of this Deed.

4.	Use of Proceeds

4.1.	The proceeds of all subscriptions for the Notes shall be used for the purposes set out in Recital (C).

4.2.	No part of the proceeds of any subscription for the Notes shall be used by the Company to make any dividend or distribution to any shareholder in the Company, or for the repurchase of Ordinary Shares.

5.	Interest

Until the Loan Notes are converted, repaid or redeemed in accordance with the Conditions, interest shall accrue on the principal amount of the Loan Notes which are outstanding at the rate of 3% per annum.

6.	Redemption and repayment

As and when the Loan Notes or any of them are required to be redeemed or repaid in accordance with the Conditions, the Company shall pay to the Noteholders the full amount of the Indebtedness payable in respect of the Loan Notes held by them that are being redeemed or repaid. The Loan Notes shall be redeemed in pounds sterling only.

7.	Payments

7.1.	The principal money payable upon the Loan Notes and any interest payments that are not settled by a Share Settlement shall be paid by telegraphic transfer or bank transfer or by means of Bankers Automated Clearing System to such person and to such UK bank account as the Noteholder may in writing direct. Any charges, costs and expenses which may properly be incurred in connection with such transfer by the Company shall be for the account of the Company, save where they are related to the choice of account of the Noteholder in which case they will be for the account of the Noteholder.

7.2.	All payments of principal and interest to be made by the Company will be made after any deduction or withholding for or on account of any present or future tax required by law to be deducted or withheld.

8.	Enforcement

At any time after the Loan Notes or any of them are required to be repaid or interest is required to be paid in accordance with the Conditions, a Noteholder may (subject to them having delivered a duly completed Notice of Repayment to the Company) without further notice, institute such proceedings as such Noteholder thinks fit to enforce payment of the monies then due and payable in accordance with this Deed.

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9.	Certificates and Register

9.1.	Each Noteholder shall be entitled free of charge to one certificate for the Loan Notes registered in such Noteholder’s name. The certificate for the Loan Notes shall refer to this Deed, shall be substantially in the form set out in Schedule 1, shall each bear a distinguishing number and shall be under the common or securities seal of the Company to be affixed in the manner provided by the articles of association at the relevant time of the Company or in such other manner as may be permitted by statute and authorised by the Directors.

9.2.	The Company shall at all times keep at its registered office (or, subject always to the provisions of section 743 of CA 2006, at such other place within the United Kingdom as the Company may from time to time notify to Noteholder) the Register recording:

(a)	the number of Loan Notes and their principal amount;

(b)	the date of issue of the Loan Notes;

(c)	the names and addresses of the Noteholders;

(d)	the principal amount of Loan Notes registered in the respective names of each of the Noteholders; and

(e)	the dates on which each Noteholder was entered on the Register.

9.3.	Noteholders shall be entitled at all reasonable times during office hours to inspect the Register.

9.4.	The Company will recognise a Noteholder as the absolute owner of such Noteholder’s Loan Notes and will not be bound to take notice of, or to see to the execution of, any trust whether express, implied or constructive to which any Loan Note may be subject. The receipt by such Noteholder of the money payable upon the redemption or payment of the same shall be a good discharge to the Company (in the case of any principal monies or interest payable) notwithstanding any notice it may have, whether express or otherwise, of the right, title, interest or claim of any person (other than such Noteholder) to or in such Loan Note, interest or money.

9.5.	No notice of any trust, express, implied or constructive, shall (except as provided by statute or as required by an order of a court of competent jurisdiction) be entered on the Register in respect of any Loan Notes.

9.6.	The Company shall be entitled to set-off any amount of principal or interest due in respect of a Noteholder’s Loan Notes in settlement of any amount due and payable by that Noteholder to the Company.

9.7.	Any person becoming entitled to a Loan Note in consequence of the bankruptcy of a Noteholder or otherwise by operation of law may, upon producing such evidence that such person is so entitled as the Directors may reasonably require, be registered as the Noteholder in respect of such Loan Note.

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10.	No transfer

10.1.	The Loan Notes may only be transferred in accordance with Condition 5.4 of Schedule 3.

No transfer of any Loan Notes will be registered by the Company, save in the case of a transfer in accordance with Condition 5.4 of Schedule 3 or transmission on the bankruptcy of a Noteholder, and in such case the transfer may only be effected in an offshore transaction compliance with Regulation S under the U.S. Securities Act.

11.	Notice to Noteholders

The Loan Notes have not been and will not be registered under the U.S. Securities Act and may only be offered or sold by the Company (i) outside the United States in an “offshore transaction” in compliance with Regulation S under the U.S. Securities Act or (ii) inside the United States to a “qualified institutional buyer” as defined under Rule 144A to the U.S. Securities Act in a transaction not involving a “public offering” within the meaning of Section 4(a)(2) of the U.S. Securities Act pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. No Loan Notes will be offered or sold, directly or indirectly, in Canada, Australia, the Republic of Ireland, the Russian Federation, the Republic of South Africa, New Zealand or Japan.

12.	Replacement of certificates

If any certificate representing any Loan Note is defaced, worn-out, lost or destroyed it may, at the discretion of the Directors, be renewed on such terms (if any) as to evidence and indemnity and payment of any expenses incurred by the Company in investigating any relevant evidence as the Directors may reasonably determine but otherwise free of charge and (in the case of defacement or wearing-out) on delivery up of the old Loan Note certificate.

13.	Notices

13.1.	The Company may give any notice, or may send any Loan Note certificate or other document, to the Noteholder either personally or by sending it by post in a prepaid envelope addressed to the Noteholder at such Noteholder’s address as shown in the Register or by leaving it at that address.

13.2.	Any notice to be given to a Noteholder may be given by reference to the Register as it stands at any time within the period of five Business Days before the notice is given and no change in the Register after that time shall invalidate the giving of the notice.

13.3.	Every person who becomes entitled to a Loan Note shall be bound by any notice in respect of that Loan Note which, before his name is entered in the Register, has been given to the person from whom he derives his title.

13.4.	Any notice required to be given to the Company by the Noteholders under this Deed may be given either personally or by sending it by post to the Company at its registered office or by email to [***](or such other address for this purpose chosen by the Company and notified to the Noteholders).

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13.5.	If a notice is:

(a)	delivered by hand between 9:00 a.m. and 5:00 p.m. on a Business Day (such time period being referred to in this clause 13 as within Business Hours), it shall be deemed received when so delivered or, if delivered by hand outside Business Hours, it shall be deemed received at 9:00 a.m. on the next Business Day after the time of delivery;

(b)	sent by post:

(i)	if the notice was posted on a Business Day, it shall be deemed received at 9:00 a.m. on the second Business Day after the day the envelope containing such notice was posted;

(ii)	if the notice was not posted on a Business Day, it shall be deemed received at 9:00 a.m. on the third Business Day after the day on which the envelope containing such notice was posted; or

(iii)	sent by email at the time a delivery receipt has been received by the sender.

13.6.	In proving the giving of a notice, it shall be conclusive evidence to prove:

(a)	if delivered by hand, that the notice was left at the appropriate address;

(b)	if sent by post, that the envelope containing such notice was properly addressed and posted; or

(c)	if sent by email, if a delivery receipt has been received by the sender.

13.7.	A notice given by advertisement shall be deemed to have been served on the day on which the advertisement appears.

13.8.	A notice may be given by the Company to a person entitled to a Loan Note in consequence of the bankruptcy of a Noteholder by sending or delivering it in any manner authorised by this Deed for the giving of notice to a Noteholder addressed to that person by name, or by the title of representative of the trustee of the bankrupt or by any like description, at the address, if any, within the United Kingdom supplied for that purpose by the person claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the bankruptcy of the Noteholder had not occurred.

14.	Conversion

The Loan Notes are convertible in whole into Ordinary Shares in accordance with Conditions 9 to 12 of Schedule 3.

15.	Dealings

The Loan Notes are not capable of being dealt in on any stock exchange in the United Kingdom or elsewhere and no application has been or is intended to be made to any stock exchange for the Loan Notes to be listed or otherwise traded.

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16.	Inspection

A copy of this Deed shall be kept at the registered office of the Company and any Noteholder and any person authorised by a Noteholder may at all reasonable times during office hours inspect it.

17.	Endorsement

A memorandum of execution of any deed supplemental to this Deed shall be endorsed by the Company on this Deed.

18.	Third party rights

This Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by the Company and each Noteholder, but not by any other person.

19.	Governing law

19.1.	This Deed and the Loan Notes shall be governed by and construed in accordance with English law and all claims and disputes (including non-contractual claims and disputes) arising out of or in connection with this Deed or the Loan Notes, their subject matter, negotiation or formation will be determined in accordance with English law.

19.2.	Each party irrevocably submits to the exclusive jurisdiction of the English courts in relation to all matters (including non-contractual disputes and claims) arising out of or in connection with this Deed. Accordingly, any proceedings relating to, or in connection with, this Deed or the Loan Notes (including non-contractual disputes or claims) may be brought in the English courts.

19.3.	Each party undertakes not to contest the enforcement against it of any judgment of the English courts on the ground that those courts did not have jurisdiction over it on the ground that service of any document which complied with clause 19.2 was invalid, ineffective or deficient in any way.

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EXECUTED as a deed and delivered by the Company on the date of this Deed.

Executed as a deed and delivered	)
by SCANCELL HOLDINGS PLC	)

Acting by:
Director

In the presence of:
Name of Witness

SCHEDULE 1

FORM OF LOAN NOTE CERTIFICATE

Certificate No.: [•]	Date of registration: [•]	Amount £[•]

SCANCELL HOLDINGS PLC

(incorporated and registered in England and Wales under company registration number 06564638)
(the “Company”)

3% Unsecured Convertible Loan Notes 2027

Issued in accordance with the Company’s memorandum and articles of association and pursuant to a resolution of a committee of the Board passed on 5 November 2020.

This is to certify that [•] (“Noteholder”) is the registered holder of £[•] in principal amount of 3% Unsecured Convertible Loan Notes 2027 (“Loan Notes”) constituted by a deed entered into by the Company on 10 November 2020 (as amended and in force from time to time) (“Deed”) and issued with the benefit of, and subject to, the Conditions and other provisions contained in such Deed. Words and expressions defined in the Deed shall, unless the context requires otherwise, have the same meaning when used in this certificate.

Interest is payable on the Loan Notes at the rate of 3% per annum. The Loan Notes are repayable and redeemable in accordance with Condition 3 of Schedule 3.

The Loan Notes are not transferable. No transfer of any Loan Notes will be registered by the Company. The Loan Notes are convertible into Ordinary Shares in accordance with Condition 9 of Schedule 3.

A copy of the Deed is available for inspection at the registered office of the Company at John Eccles House, Robert Robinson Avenue, Oxford Science Park, Oxford OX4 4GP, United Kingdom. Copies may be obtained by any Noteholder upon request and upon payment of a reasonable fee.

The Loan Notes shall be governed by and construed in accordance with English law and all claims and disputes (including non-contractual claims and disputes) arising out of or in connection with this Deed or the Loan Notes, their subject matter, negotiation or formation will be determined in accordance with English law.

This Loan Note certificate is executed and delivered as a deed by the Company on [☐] 2020.

Executed as a deed and delivered by	)
SCANCELL HOLDINGS PLC

acting by: ) )

Director
in the presence of:	““““““““““““““
Name of Witness

SCHEDULE 2

NOTICE OF CONVERSION

To:	Scancell Holdings plc
Bellhouse Building Sanders Road
Oxford Science Park
Oxford
OX4 4GD

3% Unsecured Convertible Loan Notes 2027

We refer to the 3% Unsecured Convertible Loan Notes 2027 (“Loan Notes”) constituted by a deed entered into by the Company on 10 November 2020 (as amended and in force from time to time) (“Deed”) and issued with the benefit of, and subject to, the Conditions and other provisions contained in such Deed. Words and expressions defined in the Deed shall, unless the context requires otherwise, have the same meaning when used in this notice.

We, being the registered holder(s) of the Loan Notes wish to convert into Ordinary Shares [[all] [£[•]] in nominal value] of the Loan Notes held in our name in accordance with the conditions to which the Loan Notes are subject.

We enclose our certificate(s) relating to all of the Loan Notes in respect of which conversion is being made.

We confirm that the principal amount of £[•] shall be applied in paying up in full Ordinary Shares and that we will take such Ordinary Shares with the rights and restrictions set out in the memorandum and articles of association of the Company.

DELIVERY/BOOKING INSTRUCTIONS:	☐ Check to request delivery via CREST
☐ Check to request delivery of definitive Ordinary Share certificates

CREST NOMINEE ACCOUNT DETAILS:
UK BROKER/CUSTODIAN NAME:
BIC:
CREST PARTICIPANT ID:
CREST MEMBER ACCOUNT ID:
TAX I.D. NUMBER:
(If acquired in the name of a nominee, the taxpayer I.D. number of such nominee)

ADDRESS FOR DELIVERY OF ORDINARY SHARE CERTIFICATES:
Attention:

Name	Signed

Address

Dated

SCHEDULE 3

CONDITIONS

Words and expressions defined in the Deed shall bear the same meanings when used in this schedule.

1.	1.	Form and Status

The Loan Notes are issued in amounts or multiples of £1 in principal amount and constitute unsecured and unsubordinated obligations of the Company.

2.	2.	Interest

2.1.	2.1 Until the Loan Notes are converted, repaid or redeemed by the Company or otherwise cancelled, interest shall accrue in arrears on the principal amount of the Loan Notes which are outstanding at the rate of 3% per annum.

2.2.	2.2 Interest shall accrue in respect of each Interest Period (less any tax required by law to be deducted or withheld from such amount, including by way of retention or non-issue of Ordinary Shares in accordance with Condition 2.7 below) to the persons who were registered as Noteholders at the close of business on the date immediately prior to the relevant Interest Payment Date on the principal amount of the Loan Notes then outstanding in arrears on each Interest Payment Date for the Interest Period ending on that Interest Payment Date (an “Interest Payment”). On each Interest Payment Date, provided that a Share Settlement has not been elected for by the Company pursuant to Condition 2.5 below, an amount equal to the amount of interest due on that Interest Payment Date shall be deferred and accrued until the Redemption Date and the Company shall have no obligation to make any payment in cash or through a Share Settlement in respect of such amount of interest on such Interest Payment Date. Each Interest Payment that has not been settled by a Share Settlement shall become due and payable by the Company to the Noteholders on the Redemption Date.

2.3.	Interest shall be calculated on the basis of the actual number of days for the relevant period and a 365 day year.

2.4.	Interest on any Loan Notes repaid by the Company in accordance with these Conditions shall cease to accrue as from the date of such repayment. Interest on any Loan Notes converted in accordance with Conditions 9, 11 or 12 shall cease to accrue as from the relevant date of conversion in accordance with such Condition.

2.5.	The Company may, at its election, choose to settle an Interest Payment by the allotment and issue of new Ordinary Shares (a “Share Settlement”), save that the Company shall not be entitled to make such an election without first having obtained prior Qualifying Noteholder Consent if, and to the extent that, any Share Settlement would, if completed, result in the Noteholders holding shares carrying 30% or more of the voting rights of the Company. For the avoidance of doubt, where the Company elects for a Share Settlement in accordance with this Condition 2.5, no amount corresponding to an Interest Payment settled by Share Settlement in accordance with this Condition 2.5 shall be payable on the Redemption Date in accordance with Condition 2.2 in respect of the Interest Period ending on the relevant Interest Payment Date.

2.6.	In the event of an Interest Payment being settled by a Share Settlement in accordance with Condition 2.5, the Company will allot and issue Ordinary Shares at the Conversion Rate then in force. Where the Company elects to settle an Interest Payment by means of a Share Settlement, the Company shall on the relevant Interest Payment Date allot and issue to the Noteholders such number of Ordinary Shares credited as fully paid as is calculated by dividing the Interest Payment by the Conversion Price then in force (rounded down to the nearest whole Ordinary Share) and such allotment and issue shall be a full satisfaction and discharge for the Company of such Interest Payment and the Company shall be released from its liability to pay such sum.

2.7.	In respect, and on account, of the tax liability of any Noteholder, the Company may (i) retain (including by not issuing) such proportion of any issue of Ordinary Shares (or such Ordinary Shares as would otherwise have been issued in the absence of an obligation to withhold tax) as shall equal the appropriate rate of tax on the interest for the year of assessment in which the Ordinary Shares are issued to satisfy its obligations pursuant to section 413(2) Corporation Tax Act 2009 and section 939(2) Income Tax Act 2007 (“Retained Shares”); and (ii) issue or otherwise deliver such Retained Shares to HM Revenue & Customs (“HMRC”) in satisfaction of any withholding tax.

2.8.	If the Company reasonably considers that it is impracticable to retain any Ordinary Shares on account of tax, it may provide to HMRC details of the names and addresses of the persons to whom Ordinary Shares have been issued and the amount of the Ordinary Shares issued to each person and tax will be charged on the recipients of the Ordinary Shares or those entitled to them.

2.9.	If the Company elects to make a Share Settlement, it shall notify the Noteholders at least five Business Days prior to such Interest Payment Date and the Noteholders shall have the opportunity to request that their new Ordinary Shares be issued in certificated form or in uncertificated form in CREST.

2.10.	The Company shall (if a definitive certificate representing Ordinary Shares is requested), not later than 10 Business Days following the Interest Payment Date, send free of charge to each Noteholder a certificate representing the number of Ordinary Shares issued pursuant to such Share Settlement or (if uncertificated Ordinary Shares are requested and appropriate CREST account details provided by the relevant Noteholder to the Company prior to the Interest Payment Date) instruct the Company’s registrar to credit the CREST stock account of such Noteholder with such number of Ordinary Shares issued pursuant to the Share Settlement within 2 Business Days following the Interest Payment Date.

2.11.	The Ordinary Shares to be allotted and issued pursuant to a Share Settlement will be fully paid and will rank pari passu in all respects with the existing Ordinary Shares in issue on the relevant Interest Payment Date except that they will not be entitled to any dividends or other distributions declared, paid or made by reference to a record date prior to the relevant Interest Payment Date.

2.12.	The Company shall seek admission to trading on AIM for the Ordinary Shares issued on a Share Settlement. The Company shall use its reasonable endeavours to ensure that the Ordinary Shares to be issued on a Share Settlement are admitted to trading on AIM (or the same in respect of another stock exchange on which the Ordinary Shares are then traded) as soon as reasonably practicable following the Interest Payment Date.

3.	Repayment and redemption

3.1.	Unless previously repaid or redeemed by the Company and cancelled or converted into Ordinary Shares in accordance with Condition 9, 11 and/or 12 and subject to the delivery of the certificate(s) representing Loan Notes in accordance with paragraph 3.2 of this Schedule 3, the Loan Notes will be redeemed in full by repayment of the principal amount together with any accrued but unpaid interest by the Company on the Redemption Date (or may be redeemed in whole or in part prior to the Redemption Date where the Company and the Noteholders have agreed in writing to such full or partial redemption) (subject to any deduction or withholding required by law in respect of any tax).

3.2.	Every Noteholder, any of whose Loan Notes are due to be redeemed under any of the provisions of the Deed or these Conditions, shall not later than the due date for such redemption deliver up the certificate(s) representing such Loan Notes to the Company or as the Company shall direct. Unless and until a Loan Note certificate (or, if the Directors so agree at their discretion, an indemnity in respect of a lost certificate in a form reasonably satisfactory to the Company) is so delivered, the Company shall not be under any obligation to repay the principal payable on it.

3.3.	Any monies left unclaimed following redemption by the Company in terms of Condition 3.2 of this Schedule 3 shall be placed by the Company on an interest bearing account for the benefit of the relevant Noteholder(s) and the relevant amounts shall be paid to each relevant Noteholder as soon as reasonably practicable after satisfaction by them of the requirements of Condition 3.2 of this Schedule 3.

4.	Cancellation

To the extent Loan Notes are repaid, redeemed or converted they shall forthwith be cancelled and shall not be available for re-issue.

5.	Registration and transfer

5.1.	The Loan Notes will be registered in amounts or integral multiples of £1.

5.2.	Save as set out in Condition 5.4 below, the Loan Notes are not transferable.

5.3.	No transfer of any Loan Notes will be registered by the Company, save in the case of a transfer in accordance with Condition 5.4 below or transmission on the bankruptcy of a Noteholder, and in such case the transfer may only be effected in an offshore transaction compliance with Regulation S under the U.S. Securities Act.

5.4.	Redmile may transfer any Loan Notes to any fund, partnership or entity advised or managed by Redmile Group, LLC from time to time (a “Redmile Affiliate”), provided that such transfer may only be made to a Redmile Affiliate who is either (i) located outside of the United States or (ii) a “qualified institutional buyer” as defined under Rule 144A to the U.S. Securities Act and who (in the case of (i) or (ii)) will be subject to the transfer restrictions in this Deed. Any such transfer shall be made in integral multiples of £1 by instrument in writing in the usual common form (or in such other form as the Directors may approve) and such instrument need not be under seal.

6.	Notice to Noteholders

The Loan Notes have not been and will not be registered under the U.S. Securities Act and may only be offered or sold by the Company (i) outside the United States in an “offshore transaction” in compliance with Regulation S under the U.S. Securities Act or (ii) inside the United States to a “qualified institutional buyer” as defined under Rule 144A to the U.S. Securities Act in a transaction not involving a “public offering” within the meaning of Section 4(a)(2) of the U.S. Securities Act pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. No Loan Notes will be offered or sold, directly or indirectly, in Canada, Australia, the Republic of Ireland, the Russian Federation, the Republic of South Africa, New Zealand or Japan.

7.	Prescription

Any amount due in respect of principal money or interest upon any Loan Notes which remains unclaimed for a period of 10 years by the relevant Noteholder, from the date on which the relevant payment first becomes due, shall revert to the Company and the relevant Noteholder shall cease to be entitled to it, and the Register will be amended to reflect any such reversion.

8.	Modification of rights

8.1.	The Company shall be entitled to make any amendment to the provisions of this Deed and the Conditions which, in the reasonable opinion of the Directors, is of a formal, minor or technical nature or is made to correct an error which, in the reasonable opinion of the Directors, is proven, or to comply with mandatory provisions of law.

8.2.	Subject to Condition 8.1, this Deed and the Conditions may from time to time be modified, abrogated or compromised by the Company with prior Qualifying Noteholder Consent.

9.	Conversion

9.1.	Provided they have not been repaid or redeemed, the Loan Notes held by Noteholders are convertible in whole or in part (provided that any partial conversion shall be for Loan Notes with a principal amount of at least £100) at the election of a Noteholder into Ordinary Shares. Conversion is subject to a Noteholder completing and depositing with the Company at its registered office a duly completed notice of conversion (a “Conversion Notice”) in the form endorsed on the Certificate together with the certificate relating to the Loan Notes to be converted at least 10 Business Days prior to the Conversion Date specified in the Conversion Notice (which shall be at least 10 Business Days after the date of the Conversion Notice).

9.2.	The rate of conversion will, subject to adjustment in accordance with Condition 10, be one Ordinary Share for every 13 pence (£0.13) (the “Conversion Price”) in principal amount of the Loan Notes converted (the “Conversion Rate”).

9.3.	Following receipt of a Conversion Notice, the Company shall on the relevant Conversion Date allot and issue to the relevant Noteholder such number of Ordinary Shares credited as fully paid as is calculated by dividing the principal amount of the Loan Notes being converted by the Conversion Rate (rounded down to the nearest whole Ordinary Share) and such allotment and issue shall (subject to any amount in respect of fractions to which such Noteholder may be entitled under the provisions of Condition 9.7) be a full satisfaction and discharge for the Company of the principal monies in respect of the Loan Notes so converted.

9.4.	Conversion of the Loan Notes shall be effected by the Directors redeeming the Loan Notes that are the subject of a Conversion Notice on the Conversion Date and applying the redemption monies (or the appropriate proportion of them) to subscribe for Ordinary Shares on behalf of the Noteholder. In depositing a Conversion Notice with the Company in accordance with Condition 9.1, a Noteholder irrevocably authorises and instructs the Company to effect the conversion and to subscribe for and apply the redemption monies to pay for the Ordinary Shares and to become a member of the Company subject to the memorandum and articles of association of the Company.

9.5.	The Company shall (if a definitive certificate representing Ordinary Shares is requested), not later than 10 Business Days following the relevant Conversion Date, send free of charge to each Noteholder who has exercised such Noteholder’s conversion rights a certificate representing the number of Ordinary Shares issued pursuant to such exercise or (if uncertificated Ordinary Shares are requested and appropriate CREST account details provided by the relevant Noteholder in the Conversion Notice) instruct the Company’s registrar to credit the CREST stock account of such Noteholder with such number of Ordinary Shares issued pursuant to such exercise within 2 Business Days following the relevant Conversion Date and, if appropriate, shall also within 10 Business Days following the relevant Conversion Notice send free of charge to such Noteholder a certificate in respect of any part of the Noteholder’s holding of Loan Notes not converted and such monies in respect of any fractional entitlements arising pursuant to Condition 9.7 by telegraphic transfer or bank transfer or by means of Bankers Automated Clearing System to such person and to such UK bank account as the Noteholder may in writing direct. Any charges, costs and expenses which may properly be incurred in connection with such transfer by the Company shall be for the account of the Company, save where they are related to the choice of account of the Noteholder in which case they will be for the account of the Noteholder.

9.6.	The Ordinary Shares arising on conversion of the Loan Notes will be fully paid and will rank pari passu in all respects with the existing Ordinary Shares in issue on the relevant Conversion Date except that they will not be entitled to any dividends or other distributions declared, paid or made by reference to a record date prior to the relevant Conversion Date.

9.7.	If any fraction of an Ordinary Share shall arise on conversion and accordingly fail to be allotted to the relevant Noteholder, such fractions shall be aggregated and sold (on behalf of the converting Noteholders) to any person in the discretion of the Directors and the net proceeds of such sale shall be paid pro rata to those Noteholders who are converting their Loan Notes at that time. If no other Noteholder is converting Loan Notes at the same time, the principal amount of the Loan Note not converted into Ordinary Shares shall be retained by the Company.

9.8.	For the purpose of any sale under Condition 9.7 the Directors may transfer those Ordinary Shares to or as directed by the purchaser who shall not be bound to see to the application of the purchase money nor shall his title to the Ordinary Shares be affected by any irregularity in or invalidity of the proceedings relating to the sale. The Directors may make such other arrangements relating to the sale and all other arrangements which appear to them necessary or appropriate for the settlement and disposal of any fractional entitlements.

9.9.	The Company shall seek admission to trading on AIM for the Ordinary Shares issued on conversion of the Loan Notes. The Company shall use its reasonable endeavours to ensure that the Ordinary Shares to be issued upon the conversion of the relevant Loan Notes are admitted to trading on AIM (or the same in respect of another stock exchange on which the Ordinary Shares are then traded) as soon as reasonably practicable following the Conversion Date. In addition, as soon as practicable following the date of the Deed, the Company shall make or cause to be made an application to AIM for a block admission (up to the maximum amount available to the Company under AIM block admission rules and in consideration of block admissions registered at the time of this Deed) in respect of the maximum number of Ordinary Shares that may be acquired upon conversion of the Loan Notes.

9.10.	The Loan Notes shall all automatically convert on the cessation of the Ordinary Shares being traded on AIM, save where an alternative listing has been obtained by the Company for the Ordinary Shares on Nasdaq, the New York Stock Exchange, another market of the London Stock Exchange, or another multilateral trading facility or regulated market in the European Union in which regard the provisions of this Condition 9 shall apply together with such modification as the Directors consider necessary or desirable in the circumstances that then apply.

9.11.	If, on conversion of the Loan Notes in accordance with this Condition 9 or Condition 12, it would arise that any Noteholder so converting such Noteholder’s Loan Notes would, in the opinion of the Directors, be required to make a Mandatory Bid then, unless the relevant Noteholder instructs the Company in writing otherwise, the Loan Notes of that Noteholder shall be converted into such number of Ordinary Shares which in the opinion of the Directors, is the largest amount of Ordinary Shares which can be held by that Noteholder without an obligation to make a Mandatory Bid arising. To the extent there remains Loan Notes of that Noteholder not converted by reason of this Condition 9.11 such Loan Notes shall be redeemed in accordance with Condition 3.

10.	Adjustments to the Conversion Rate

10.1.	If the Company, whilst any Loan Notes are outstanding, effects a subdivision of its Ordinary Shares, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company, whilst any Loan Notes are outstanding, consolidates its Ordinary Shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Condition 10.1 shall become effective at the close of business on the date the subdivision or consolidation becomes effective.

10.2.	If the Company, whilst any Loan Notes are outstanding, makes or issues, or fixes a record date for the determination of holders of its Ordinary Shares entitled to receive a dividend or other distribution to the Shareholders payable in Ordinary Shares in the Company, then and in each such event the Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(a)	the numerator of which shall be the total number of Ordinary Shares outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)	the denominator of which shall be the total number of Ordinary Shares outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions, if any. Any adjustment under this Condition 10.2 shall become effective at the close of business on the relevant record date.

10.3.	If the Company, whilst any Loan Notes are outstanding, shall: (i) pay or declare a dividend payable to all Shareholders other than in Ordinary Shares (e.g. in cash or assets other than Ordinary Shares in the Company); or (ii) make any distribution of share capital (including share premium account and capital redemption legal reserve), then and in each such event the Conversion Price then in effect immediately before such event shall be decreased as of such event by multiplying the Conversion Price then in effect by a fraction:

(a)	the numerator of which shall be equal to (i) the Closing Price on the day immediately prior to the date when such event was first published (or if there is no such price, the fair market value of one ordinary share of the Company as of such date as determined in good faith by the Directors) minus (ii) the amount per issued share of such dividend or distribution; and

(b)	the denominator of which shall be the Closing Price on the day immediately prior to the date when such event was first published (or if there is no such price, the fair market value of one ordinary share of the Company as of such date as determined in good faith by the Directors).

In the event that the application of the above fraction would result in an increase in the Conversion Price, then no adjustment shall be made hereunder. If the Company distributes assets other than cash, the amount per outstanding share of the distribution shall be calculated by reference to the fair market value of the assets distributed as determined in good faith by the Directors. Any adjustment under this Condition 10.3 shall become effective at the close of business on the relevant record date.

10.4.	If, whilst any Loan Notes are outstanding, there shall occur any reorganisation, recapitalization, reclassification, consolidation, merger or demerger involving the Company in which the Company’s Ordinary Shares are converted into or exchanged for securities, cash or other property (other than a transaction covered by Condition 11) (collectively, a “Reorganisation”), then, following such Reorganisation, the Noteholders shall receive upon conversion the kind and amount of securities, cash or other property, if any, which the Noteholders would have been entitled to receive pursuant to such Reorganisation if such conversion had taken place immediately prior to such Reorganisation. Appropriate adjustment (as determined in good faith by the Directors) shall be made in the application of the provisions of this Deed with respect to the rights and interests thereafter of the Noteholders, to the end that the provisions set forth in this Deed (including provisions with respect to changes in and other adjustments of the Conversion Price and the number of Ordinary Shares issuable upon conversion of the Notes) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the conversion of the Notes.

10.5.	10.5 If and whenever, whilst any Loan Notes are outstanding, the Company issues any Ordinary Shares wholly for cash or for no consideration (other than Ordinary Shares issued on conversion of the Loan Notes, the 2027 Nil Rate Loan Notes or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or right to otherwise acquire Ordinary Shares or Ordinary Shares issued pursuant to any employee or non-executive share or options scheme or long-term incentive plans of the Company or pursuant to options granted to Ichor Medical Systems Inc. pursuant to a licence and supply agreement dated 13 July 2009 and other than as described in Condition 10.2 or 10.3) or if and whenever the Company shall issue or grant wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Ordinary Shares (other than options granted pursuant to any employee or non-executive share or option schemes or long-term incentive plans of the Company), in each case at a consideration receivable per Ordinary Share (based, where appropriate, on such number of Ordinary Shares as determined by reference to the proviso to the definition of “C” below) which is less than 95 per cent. of the Closing Price on the date of the first public announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A + B

A + C

where:

A is the number of Ordinary Shares in issue immediately before the issue of such Ordinary Shares or the grant of such options, warrants or rights;

B is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the issue of such Ordinary Shares or, as the case may be, for the Ordinary Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Closing Price on the date of the first public announcement of the terms of such issue or grant as aforesaid; and

C is the number of Ordinary Shares to be issued pursuant to such issue of such Ordinary Shares or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if, on the Effective Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Condition 10.5, “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date which means, in respect of this Condition 10.5, the date of issue of such Ordinary Shares or, as the case may be, the issue or grant of such options, warrants or rights.

10.6.	“Closing Price” for purposes of this Condition 10 means the most recently reported closing price per Ordinary Shares on AIM.

10.7.	When any adjustment is required to be made in the Conversion Price pursuant to this Condition 10, the number of Ordinary Shares issuable upon conversion of a Loan Note shall be calculated by reference to the revised Conversion Price following the adjustment made in accordance with this Condition 10.

10.8.	To the extent reasonably practicable and not prohibited by law or regulation, not less than ten (10) Business Days prior to the record date or effective date, as the case may be, of (i) any action which requires or might require an adjustment or readjustment of the Conversion Price or the number, amount or type of securities or other assets issuable upon exercise of the Loan Notes; or (ii) a Reorganisation, the Company shall give notice to the Noteholders of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, with, if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to the Noteholders of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable.

10.9.	The Conversion Price shall not, in any event, be reduced so that upon allotment or subscription, Ordinary Shares would be issued at a discount to their nominal value.

11.	Conversion Rights on a takeover

11.1.	Subject to Condition 11.2, if at any time prior to the conversion of the Loan Notes in accordance with Condition 9, an offer is made to all holders of Ordinary Shares (or all such holders other than the offeror and/or any company controlled by the offeror and/or persons associated or acting in concert with the offeror) to acquire the whole or any part of the issued ordinary share capital of the Company or if anyone proposes a scheme of arrangement with regard to such an acquisition and in either case, the Company becomes aware that the right to cast more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of the Company has or will become vested in the offeror (and/or any company controlled by the offeror and/or persons associated with or acting in concert with the offeror) (a “Takeover Conversion Event”), the Company shall give notice of the fact to the Noteholders and the Company within 10 Business Days of it becoming so aware. On receipt of such notice each Noteholder may elect to convert their Loan Notes into Ordinary Shares as at the date immediately preceding the Takeover Conversion Event at the Conversion Rate then applicable. On this election, such Loan Notes shall be deemed to have been converted in accordance with Condition 9.

11.2.	If the offeror referred to in Condition 11.1 is a company that will be under the control of the same or substantially the same holders of Ordinary Shares after acquiring the Company as controlled the Company immediately prior to such acquisition (e.g., without limitation, the Company undergoes a reorganisation, re-domiciliation or insertion of a new group holding company) then it shall not be a Takeover Conversion Event however each Noteholder may elect by notice in writing to the Company, and the Company shall so procure, that the Loan Notes be assigned or novated to the new company the subject of this Condition 11.2 and all the rights and obligations, including without limitation conversion rights, between the Noteholders and the Company in respect of the Loan Notes become equivalent rights and obligations as between the Noteholders and the new company the subject of this Condition 11.2. If, for any reason, the Company is unable to procure the assignment or novation of the Loan Notes in accordance with this Condition 11.2 by the date of the acquisition of the Company by the company the subject of this Condition 11.2 then each Noteholder may elect by written notice to the Company that the date of such acquisition shall be deemed to be a Redemption Date for the Loan Notes of that Noteholder and such Loan Notes shall be redeemed by the Company in accordance with Condition 3.

12.	Conversion Rights on a Nasdaq IPO

If at any time prior to the conversion of the Loan Notes in accordance with Condition 9, the Company proposes to undertake a Nasdaq IPO, the Company shall give notice of the fact to the Noteholders at least 10 Business Days prior to the proposed date of listing of the relevant securities on the Nasdaq Stock Market. On receipt of such notice, each Noteholder may elect to convert their Loan Notes into Ordinary Shares immediately prior to, but conditional upon, the Nasdaq IPO, at the Conversion Rate then applicable. On this election, such Loan Notes shall be deemed to have been converted in accordance with Condition 9.

EXECUTED as a deed and delivered by the Company on the date of this Deed.

Executed as a deed and delivered	)
by SCANCELL HOLDINGS PLC	)

Acting by
Director

In the presence of
Witness